Exhibit 3.1

THE COMPANIES LAW (AS AMENDED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

SIXTH AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION

OF

SMART SHARE GLOBAL LIMITED

(As Adopted by way of Special Resolutions passed on January 6, 2021)

1.                                      The name of the Company is Smart Share Global Limited.

2.                                      The Registered Office of the Company shall be at the offices of Osiris International Cayman Limited, Suite #4-210, Governors Square, 23 Lime Tree Bay Avenue, PO Box 32311, Grand Cayman KY1-1209, Cayman Islands, or at such other place as the Directors may from time to time decide.

3.                                      The objects for which the Company is established are unrestricted and shall include, but without limitation to, the following:

(a)                                 (i)                                     To carry on the business of an investment company and to act as promoters and entrepreneurs and to carry on business as financiers, capitalists, concessionaires, merchants, brokers, traders, dealers, agents, importers and exporters and to undertake and carry on and execute all kinds of investment, financial, commercial, mercantile, trading and other operations.

(ii)                                  To carry on whether as principals, agents or otherwise howsoever the business of realtors, developers, consultants, estate agents or managers, builders, contractors, engineers, manufacturers, dealers in or vendors of all types of property including services.

(c)                                                                                  To exercise and enforce all rights and powers conferred by or incidental to the ownership of any shares, stock, obligations or other securities including but without prejudice to the generality of the foregoing all such powers of veto or control as may be conferred by virtue of the holding by the Company of some special proportion of the issued or nominal amount thereof, to provide managerial and other executive, supervisory and consultant services for or in relation to any company in which the Company is interested upon such terms as may be thought fit.

(d)                                                                                 To purchase or otherwise acquire, to sell, exchange, surrender, lease, mortgage, charge, convert, turn to account, dispose of and deal with real and personal property and rights of all kinds and, in particular, mortgages, debentures, produce, concessions, options, contracts, patents, annuities, licenses, stocks, shares, bonds, policies, book debts, business concerns, undertakings, claims, privileges and choses in action of all kinds.

(e)                                                                                  To subscribe for, conditionally or unconditionally, to underwrite, issue on commission or otherwise, take, hold, deal in and convert stocks, shares and securities of all kinds and to enter into partnership or into any arrangement for sharing profits, reciprocal concessions or cooperation with any person or company and to promote and aid in promoting, to constitute, form or organize any company, syndicate or partnership of any kind, for the purpose of acquiring and undertaking any property and liabilities of the Company or of advancing, directly or indirectly, the objects of the Company or for any other purpose which the Company may think expedient.

(f)                                                                                   To stand surety for or to guarantee, support or secure the performance of all or any of the obligations of any person, firm or company whether or not related or affiliated to the Company in any manner and whether by personal covenant or by mortgage, charge or lien upon the whole or any part of the undertaking, property and assets of the Company, both present and future, including its uncalled capital or by any such method and whether or not the Company shall receive valuable consideration therefor.

(g)                                                                                  To engage in or carry on any other lawful trade, business or enterprise which may at any time appear to the Directors of the Company capable of being conveniently carried on in conjunction with any of the aforementioned businesses or activities or which may appear to the Directors of the Company likely to be profitable to the Company.

In the interpretation of this Memorandum of Association in general and of this Article in particular no object, business or power specified or mentioned shall be limited or restricted by reference to or inference from any other object, business or power, or the name of the Company, or by the juxtaposition of two or more objects, businesses or powers and that, in the event of any ambiguity in this Article or elsewhere in this Memorandum of Association, the same shall be resolved by such interpretation and construction as will widen and enlarge and not restrict the objects, businesses and powers of and exercisable by the Company.

4.                                      Except as prohibited or limited by the Companies Law (AS AMENDED), the Company shall have full power and authority to carry out any object and shall have and be capable of from time to time and at all times exercising any and all of the powers at any time or from time to time exercisable by a natural person or body corporate in doing in any part of the world whether as principal, agent, contractor or otherwise whatever may be considered by it necessary for the attainment of its objects and whatever else may be considered by it as incidental or conducive thereto or consequential thereon, including, but without in any way restricting the generality of the foregoing, the power to make any alterations or amendments to this Memorandum of Association and the Articles of Association of the Company considered necessary or convenient in the manner set out in the Articles of Association of the Company, and the power to do any of the following acts or things, viz: to pay all expenses of and incidental to the promotion, formation and incorporation of the Company; to register the Company to do business in any other jurisdiction; to sell, lease or dispose of any property of the Company; to draw, make, accept, endorse, discount, execute and issue promissory notes, debentures, bills of exchange, bills of lading, warrants and other negotiable or transferable instruments; to lend money or other assets and to act as guarantors; to borrow or raise money on the security of the undertaking or on all or any of the assets of the Company including uncalled capital or without security; to invest money of the Company in such manner as the Directors determine; to promote other companies; to sell the undertaking of the Company for cash or any other consideration; to distribute assets in specie to Members of the Company; to make charitable or benevolent donations; to pay pensions or gratuities or provide other benefits in cash or kind to Directors, officers, employees, past or present and their families; to purchase Directors and officers liability insurance and to carry on any trade or business and generally to do all acts and things which, in the opinion of the Company or the Directors, may be conveniently or profitably or usefully acquired and dealt with, carried on, executed or done by the Company in connection with the aforesaid business provided that the Company shall only carry on the businesses for which a license is required under the laws of the Cayman Islands when so licensed under the terms of such laws.

5.                                      The liability of each Member is limited to the amount from time to time unpaid on such Member’s shares.

6.                                      The share capital of the Company is US$100,000 divided into (i) 610,401,823 Ordinary Shares of US$0.0001 par value each, (ii) 64,071,541 convertible redeemable series seed preferred shares of US$0.0001 par value each, (iii) 25,072,113 convertible redeemable series A preferred shares of US$0.0001 par value each, (iv) 70,631,942 convertible redeemable series A-1 preferred shares of US$0.0001 par value each, (v) 7,467,196 convertible redeemable series B-1 preferred shares of US$0.0001 par value each, (vi) 40,228,492 convertible redeemable series B-2 preferred shares of US$0.0001 par value each, (vii) 57,653,035 convertible redeemable series C-1 preferred shares of US$0.0001 par value each, (viii) 5,757,914 convertible redeemable series C-2 preferred shares of US$0.0001 par value each, (ix) 42,329,835 convertible redeemable series D-1 preferred shares of US$0.0001 par value each and (x) 76,386,109 convertible redeemable series D2 preferred shares of US$0.0001 par value each with power for the Company insofar as is permitted by applicable law and the Articles of Association (including without limitation Schedule A thereto), to redeem or purchase any of its shares and to increase or reduce the said capital and to issue any part of its capital, whether original, redeemed or increased with or without any preference, priority or special privilege or subject to any postponement of rights or to any conditions or restrictions and so that unless the conditions of issue shall otherwise expressly declare every issue of shares whether declared to be preference or otherwise shall be subject to the powers hereinbefore contained.

7.                                      If the Company is registered as exempted, its operations will be carried on subject to the provisions of Section 193 of the Companies Law (AS AMENDED) and, subject to the provisions of the Companies Law (AS AMENDED) and the Articles of Association, it shall have the power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

[The remainder of this page has been left intentionally blank]

THE COMPANIES LAW (AS AMENDED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

SIXTH AMENDED AND RESTATED ARTICLES OF ASSOCIATION

OF

SMART SHARE GLOBAL LIMITED

(As Adopted by way of Special Resolutions passed on January 6, 2021)

1.                                      In these Articles, Table A in the Schedule to the Statute does not apply and, unless there is something in the subject or context inconsistent therewith:

“Additional Equity Securities” means all Equity Securities issued by the Company; provided that the term “Additional Equity Securities” does not include (i) Employee Compensation Shares and the Equity Securities issued or issuable to the ESOP Holdco and the Employee Holdco or employees, officers, directors, contractors, advisors or consultants of the Company pursuant to the Company’s employee share option plans to be approved by the Board of the Company (with the affirmative consent of a majority of the Preferred Directors) and other agreements entered into by and between the Company and applicable employees; (ii) Ordinary Shares issued or issuable in connection with any share split, share dividend, combination, recapitalization or other similar transaction of the Company; (iii) Ordinary Shares issued or issuable upon conversion or exercise of the Preferred Shares or upon conversion or exercise or exchange of any outstanding Ordinary Share Equivalents that are issued before Original Series D-2 Issue Date; (iv) any Equity Securities issued pursuant to a Qualified Public Offering; (v) any Equity Securities issued pursuant to the acquisition of another corporation or entity by the Company by consolidation, merger, purchase of assets, or other reorganization in which the Company acquires, in a single transaction or series of related transactions, all or substantially all assets of such other corporation or entity or fifty percent (50%) or more of the equity ownership or voting power of such other corporation or entity, provided that such acquisition shall be approved in accordance with the provisions of Section 7 of the Shareholders Agreement or (vi) any Series Seed Preferred Shares, any Series A Preferred Shares, any Series A-1 Preferred Shares, any Series B Preferred Shares, any Series C Preferred Shares and any Series D Preferred Shares, and any Ordinary Shares issued pursuant to the conversion thereof.

“Affiliate” means, with respect to a Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person, and the term “affiliated” has the meaning correlative to the foregoing. In respect of a holder of Preferred Share, the term “Affiliate” shall also include (1) any of such holder’s shareholders, general partners or limited partners, (2) the fund manager managing such holder (and general partners, limited partners and officers thereof) and other funds managed by such fund manager, and (3) any fund or other entity managed by or affiliated with such holder or any of its directors, officers or partners.

“Articles” means these Articles as originally framed or as from time to time altered by Special Resolution.

“Alibaba” means Taobao China Holding Limited and its assignees or transferees.

“as adjusted” means as appropriately adjusted for any subsequent bonus issue, share split, consolidation, subdivision, reclassification, recapitalization or similar arrangement.

“Auditors” means the Persons for the time being performing the duties of auditors of the Company.

“Beautyworks” means Beautyworks Investment Limited.

“Beautyworks Director” has the meaning specified in Section 7(b)(iv) of Schedule A.

“Board” means the board of directors of the Company.

“Board Observer” has the meaning specified in Section 7(e) of Schedule A.

“BRV” means BRV Aster Fund II, L.P.

“CMC” means CMC Moonlight Holdings Limited and its assignees or transferees.

“Carlyle” means CGI X Investments and its assignees or transferees.

“Company” means Smart Share Global Limited, an exempted company organized and existing under the laws of the Cayman Islands.

“control” means, when used with respect to any Person, the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise (including through nominee arrangement); provided, that such power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of a majority of the board of directors of such Person. The terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Conversion Share” has the meaning specified in Section 4(c) of Schedule A.

“Crystal Stream” means Crystal Stream Fund II, L.P. and its assignees or transferees.

“Crystal & HH Director” has the meaning specified in Section 7(b)(iii) of Schedule A.

“Debenture” means debenture stock, mortgages, bonds and any other such securities of the Company whether constituting a charge on the assets of the Company or not.

“Director” means a member of the Board.

“Domestic Enterprise” means Shanghai Zhixiang Technology Co., Ltd. (上海挚想科技有限公司), a limited liability company established under the laws of the PRC.

“Employee Compensation Shares” means up to 46,566,250 Ordinary Shares to be issued or issuable to employees, consultants or directors of the Company either in connection with the provision of services to the Company or on exercise of any options to purchase Employee Compensation Shares granted under a share incentive plan or other arrangement to be approved in accordance with the Shareholders Agreement, including without limitation in connection with a restricted stock or other equity compensation plan or arrangement to be approved in accordance with the Shareholders Agreement.

“Employee Holdco” means Smart Share Brothers Holding Limited, a company incorporated under the laws of the British Virgin Islands.

“Equity Securities” means any Ordinary Shares or Ordinary Share Equivalents of the Company.

“ESOP Holdco” means Smart Share CGY Holding Limited, a company incorporated under the laws of the British Virgin Islands.

“Founders” means Cai Guangyuan (蔡光渊), Xu Peifeng (徐培峰) and Zhang Yaoyu (张耀榆).

“Founder Holdco” means Smart Share Holdings Limited, a company incorporated under the laws of the British Virgin Islands.

“Group Companies” means the Company, the HK Co, the PRC Subsidiary, the Domestic Enterprise, Zhicheng Technology and each of their direct or indirect subsidiaries (with each of such Group Companies being referred to as a “Group Company”).

“HH RSV” means HH RSV-XXII Holdings Limited and its assignees or transferees.

“HK Co” means Smart Share International Limited, a company organized and existing under the laws of Hong Kong.

“Investor” means any of Shunwei, People Better, ZMI INTERNATIONAL, Crystal Stream, HH RSV, BRV Aster Fund II, L.P., Guangfa Xinde Capital Management Limited, Sky9 Capital Fund III, L.P., Sky9 Capital MVP Fund, L.P., Beautyworks, Wuhan Eagle, LOFTY TECH LIMITED, SBVA, BOCI Financial Products Limited, BEST ELITE INVESTMENT LIMITED, BROAD STREET EQUITY INVESTMENTS EUROPE LTD, CMC Carlyle and Alibaba.

“Liquidation Event” has the meaning specified in Section 2(b) of Schedule A.

 “Member” has the meaning ascribed to it in the Statute.

“Memorandum” means the sixth amended and restated memorandum of association of the Company to be adopted by resolution in writing of all Members of the Company.

“Month” means calendar month.

“Ordinary Directors” has the meaning specified in Section 7(b)(viii) of Schedule A.

“Ordinary Resolutions” means (i) a resolution passed by the holder(s) of a simple majority of the number of votes which all the Members are entitled to vote (on an as converted basis) in person or, where proxies are allowed, by proxy at a general meeting, or (ii) a written resolution by all of the Members entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of such Members, and the effective date of the ordinary resolution so adopted shall be the date on which the instrument or the last of such instruments, if more than one, is executed.

“Ordinary Shares” has the meaning specified in Article 6A.

“Ordinary Share Equivalents” means any rights, options, or warrants to purchase or exercisable for Ordinary Shares, or securities of any type whatsoever that are, or may become, convertible into, exchangeable for or exercisable for said Equity Securities, including, without limitation, the Preferred Shares.

“Original Series A Issue Date” means the date of issuance by the Company of its first Series A Preferred Share.

“Original Series A Issue Price” means US$0.27000 per share.

“Original Series A-1 Issue Date” means, with respect to any holder of Series A-1 Preferred Shares, the date of the first issuance of Series A-1 Preferred Shares by the Company to such holder of Series A-1 Preferred Shares.

“Original Series A-1 Issue Price” means US$0.2824 per share.

“Original Series B Issue Date” means the Original Series B-1 Issue Date, or the Original Series B-2 Issue Date, as the case may be.

“Original Series B-1 Issue Date” means the date of issuance by the Company of its first Series B-1 Preferred Share.

“Original Series B-2 Issue Date” means the date of issuance by the Company of its first Series B-2 Preferred Share.

“Original Series B-1 Issue Price” means US$0.4018 per share.

“Original Series B-2 Issue Price” means US$0.4727 per share.

“Original Series C Issue Date” means the Original Series C-1 Issue Date, or the Original Series C-2 Issue Date, as the case may be.

“Original Series C-1 Issue Date” means the date of issuance by the Company of its first Series C-1 Preferred Share.

“Original Series C-2 Issue Date” means the date of issuance by the Company of its first Series C-2 Preferred Share.

“Original Series C-1 Issue Price” means US$0.9366 per share.

 “Original Series C-2 Issue Price” means US$0.9780 per share.

“Original Series D Issue Date” means the Original Series D-1 Issue Date, or the Original Series D-2 Issue Date, as the case may be.

“Original Series D-1 Issue Date” means the date of issuance by the Company of its first Series D-1 Preferred Share.

“Original Series D-2 Issue Date” means the date of issuance by the Company of its first Series D-2 Preferred Share.

“Original Series D-1 Issue Price” means US$2.5986 per share.

“Original Series D-2 Issue Price” means US$2.5986 per share.

“Original Series Seed Issue Date” means the date of issuance by the Company of its first Series Seed Preferred Share.

“Original Series Seed Issue Price” means US$0.06275 per share.

“paid-up” means paid-up and/or credited as paid-up.

“Person” or “person” means any individual, sole proprietorship, partnership, firm, joint venture, estate, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or governmental or regulatory authority or other entity of any kind or nature.

“People Better” means People Better Limited and its assignees or transferees. “PB Director” has the meaning specified in Section 7(b)(ii) of Schedule A.

“PRC” means the People’s Republic of China, but solely for the purposes of these Articles, excluding the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan.

“Preferred Directors” has the meaning specified in Section 7(b)(vii) of Schedule A.

“Preferred Majority” mean People Better (for so long as it and Shunwei collectively hold at least 50% of the Series Seed Preferred Shares initially subscribed by them on the Original Series Seed Issue Date, or for so long as it and Shunwei collectively hold at least 50% of the Series B Preferred Shares initially subscribed by them on the Original Series B-2 Issue Date), HH RSV (for so long as it holds at least 50% of the Series A Preferred Shares initially subscribed by it on the Original Series A Issue Date, or for so long as it holds at least 50% of the Series B Preferred Shares initially subscribed by it on the Original Series B-2 Issue Date), Beautyworks (as a holder of Series A-1 Preferred Shares and for so long as it holds at least 50% of the Series A-1 Preferred Shares initially subscribed by it on the Original Series A-1 Issue Date), SBVA (as a holder of Series C Preferred Shares and for so long as it holds at least 50% of the Series C Preferred Shares initially subscribed by it on the Original Series C Issue Date), CMC (for so long as it holds at least 50% of the Series D-1 Preferred Shares initially subscribed by it on the Original Series D-1 Issue Date) and Alibaba (for so long as it holds at least 50% of the Series D-2 Preferred Shares held by it immediately after the Closing under the Series D-2 Purchase Agreement).

“Preferred Shares” means Series Seed Preferred Shares, Series A Preferred Shares, Series A-1 Preferred Shares, Series B-1 Preferred Shares, Series B-2 Preferred Shares, Series C Preferred Shares and Series D Preferred Shares (with each of such Preferred Shares being referred to as a “Preferred Share”).

“Preferred Shares Original Issue Date” means, with respect to Series Seed Preferred Shares, Original Series Seed Issue Date; with respect to Series A Preferred Shares, Original Series A Issue Date; with respect to Series A-1 Preferred Shares, Original Series A-1 Issue Date; with respect to Series B-1 Preferred Shares, Original Series B-1 Issue Date; with respect to Series B-2 Preferred Shares, Original Series B-2 Issue Date; with respect to Series C Preferred Shares, Original Series C Issue Date; with respect to Series D-1 Preferred Shares, Original Series D-1 Issue Date; with respect to Series D-2 Preferred Shares, Original Series D-2 Issue Date.

“Preferred Shares Issue Price” means, with respect to Series Seed Preferred Shares, the respective Original Series Seed Issue Price; with respect to Series A Preferred Shares, the respective Original Series A Issue Price; with respect to Series A-1 Preferred Shares, the respective Original Series A-1 Issue Price; with respect to Series B-1 Preferred Shares, the respective Original Series B-1 Issue Price; with respect to Series B-2 Preferred Shares, the respective Original Series B-2 Issue Price; with respect to Series C-1 Preferred Shares, the respective Original Series C-1 Issue Price; with respect to Series C-2 Preferred Shares, the respective Original Series C-2 Issue Price; with respect to Series D-1 Preferred Shares, the respective Original Series D-1 Issue Price; with respect to Series D-2 Preferred Shares, the respective Original Series D-2 Issue Price.

“Qualified Public Offering” means a firmly underwritten public offering of the Ordinary Shares on the Main Board of Hong Kong Stock Exchange, New York Stock Exchange, or NASDAQ Global Market, which has been prior approved by the Preferred Majority, with the gross proceeds to the Company of at least US$150,000,000 and an implied pre-offering market capitalization of the Company immediately prior to such offering of at least US$1,720,000,000, or in a similar public offering of the Ordinary Shares of the Company which results in the Ordinary Shares trading publicly on another internationally recognized major securities exchange provided that such offering satisfies the foregoing gross proceeds and market capitalization requirements.

“Redeeming Preferred Shareholder” has the meaning specified in Section 5(a)(iii)(3) of Schedule A.

“Redemption Amount” has the meaning specified in Section 4(c)(i) of Schedule A.

“Redemption Closing” has the meaning specified in Section 5(a)(iii)(3) of Schedule A.

“Redemption Preference” has the meaning specified in Section 5(b) of Schedule A.

“Redemption Price” has the meaning specified in Section 5(a)(iii)(2) of Schedule A.

“Redemption Notice” has the meaning specified in Section 5(a)(iii)(1) of Schedule A.

“Registered office” means the registered office for the time being of the Company.

“Required Consenters” has the meaning specified in Article 26.

“Restructuring Documents” means each of the following agreements: Exclusive Business Cooperation Agreement entered into by and between the PRC Subsidiary and the Domestic Enterprise dated July 25, 2017, Equity Pledge Agreement entered into by and among the PRC Subsidiary, the Domestic Enterprise and the shareholders of the Domestic Enterprise dated October 15, 2019, Exclusive Option Agreement entered into by and among the PRC Subsidiary, the Domestic Enterprise and the shareholders of the Domestic Enterprise dated October 15, 2019, Power of Attorney entered into by and among the PRC Subsidiary, the Domestic Enterprise and the shareholders of the Domestic Enterprise dated October 15, 2019, and Exclusive Assets Option Agreement dated as of July 25, 2017 by and between the PRC Subsidiary and the Domestic Enterprise.

“Schedule A” means Schedule A to these Articles, as amended from time to time.

“Seal” means the common seal of the Company and includes every duplicate seal.

“Secretary” includes an Assistant Secretary and any person appointed to perform the duties of Secretary of the Company.

“Series Seed Holder” means the holder of the then outstanding Series Seed Preferred Shares including any Conversion Shares.

“Series Seed Preferred Shares” has the meaning specified in Article 6A.

“Series Seed Share Purchase Agreement” means the Series Seed Preferred Shares Purchase Agreement dated June 7, 2017 by and among the Group Companies, the Founders, Shunwei, People Better, ZMI International, HH RSV, Crystal Stream and other parties thereto.

“Series A Holder” means the holder of the then outstanding Series A Preferred Shares including any Conversion Shares.

“Series A Preferred Shares” has the meaning specified in Article 6A.

“Series A Share Purchase Agreement” means the Series A Preferred Shares Purchase Agreement dated June 9, 2017 by and among the Group Companies, the Founders, Shunwei, Crystal Stream, HH RSV, BRV Aster Fund II, L.P., Guangfa Xinde Capital Management Limited, Sky9 Capital Fund III, L.P., and other parties thereto.

“Series A-1 Holder” means the holder of the then outstanding Series A-1 Preferred Shares including any Conversion Shares.

“Series A-1 Preferred Shares” has the meaning specified in Article 6A.

“Series A-1 Share Purchase Agreement-1” means the Series A-1 Preferred Shares Purchase Agreement dated September 25, 2017 by and among the Group Companies, the Founders, Shunwei, Crystal Stream, HH RSV, BRV Aster Fund II, L.P., Guangfa Xinde Capital Management Limited, Sky9 Capital Fund III, L.P., Beautyworks, LAU Siuying (刘小鹰) and other parties thereto.

“Series A-1 Share Purchase Agreement-2” means the Series A-1 Preferred Shares Purchase Agreement dated June 14, 2018 by and among the Company, the Founders and LOFTY TECH LIMITED.

“Series A-1 Share Purchase Agreements” means the Series A-1 Share Purchase Agreement-1 and the Series A-1 Share Purchase Agreement-2.

“Series B Holder” means the holder of the then outstanding Series B Preferred Shares including any Conversion Shares.

“Series B Preferred Shares” has the meaning specified in Article 6A.

“Series B Share Purchase Agreement” means the Series B Preferred Shares Purchase Agreement dated on July 27, 2018 by and among the Group Companies, the Founders, Shunwei, People Better, HH RSV, Sky9 Capital Fund III, L.P., Beautyworks and other parties thereto.

“Series C Holder” means the holder of the then outstanding Series C Preferred Shares including any Conversion Shares.

“Series C Preferred Shares” has the meaning specified in Article 6A.

“Series C Share Purchase Agreement” means the Series C Preferred Shares Purchase Agreement dated on September 30, 2019 by and among the Group Companies, the Founders, SBVA and other parties thereto.

“Series D Holder” means the holder of the then outstanding Series D Preferred Shares including any Conversion Shares.

“Series D Preferred Shares” has the meaning specified in Article 6A.

“Series D-1 Share Purchase Agreement” means the Series D-1 Preferred Shares Purchase Agreement dated on November 23, 2020 by and among the Group Companies, the Founders, CMC, Carlyle, HH RSV, SBVA and other parties thereto.

“Series D-2 Share Purchase Agreement” means the Series D-2 Preferred Shares Purchase Agreement dated on December 31, 2020 by and among the Group Companies, the Founders, Alibaba and other parties thereto.

“Shareholders Agreement” means the fifth amended and restated shareholders agreement entered into by and among the Group Companies, the holders of Preferred Shares and the other parties thereto, dated on January 6, 2021.

“Share” has the meaning specified in Article 6A and may also be referenced as “share” and includes any fraction of a share.

“Share Purchase Agreement” means the Series Seed Share Purchase Agreement, the Series A Share Purchase Agreement, the Series A-1 Share Purchase Agreements, the Series B Share Purchase Agreement, the Series C Share Purchase Agreement, Series D-1 Share Purchase Agreement or the Series D-2 Share Purchase Agreement as applicable.

“Sky9” means Sky9 Capital Fund III, L.P. and Sky9 Capital MVP Fund, L.P. collectively.

“Shunwei” means Shunwei Angels III Limited and its assignees or transferees.

“Shunwei Director” has the meaning specified in Section 7(b)(i) of Schedule A.

“Special Resolution” except as otherwise provided by these Articles, has the same meaning as in the Statute and includes a resolution approved in writing as described therein.

“Statute” means the Companies Law of the Cayman Islands, as amended, and every statutory modification or re-enactment thereof for the time being in force.

“SBVA” means China Ventures Fund I Pte. Ltd. and its assignees or transferees.

“SBVA Director” has the meaning specified in Section 7(b)(v) of Schedule A.

“US GAAP” means generally accepted accounting principles in effect in the United States of America from time to time.

“PRC Subsidiary” means Zhixiang Technology (Shanghai) Co., Ltd. (挚享科技(上海)有限公司), a wholly foreign-owned enterprise established and existing under the laws of the PRC.

“written” and “in writing” include all modes of representing or reproducing words in visible form.

“Wuhan Eagle” means Wuhan Eagle Innovation and Investment Center (Limited Partnership) (武汉老鹰创新投资中心(有限合伙)), a limited partnership established under the laws of the PRC.

“Zhicheng Technology” means Zhicheng Technology (Shanghai) Co. Ltd. (挚成科技(上海)有限公司), a wholly foreign-owned enterprise established under the laws of PRC.

“ZMI INTERNATIONAL” means ZMI (HONGKONG) INTERNATIONAL COMPANY LIMITED and its assignees or transferees.

Words importing the singular number also include the plural number and vice-versa.

Words importing the masculine gender also include the feminine gender and vice-versa.

The term “day” means “calendar day”.

2.                                      The business of the Company may be commenced as soon after incorporation as the Directors shall see fit, notwithstanding that only part of the shares may have been allotted.

3.                                      The Directors may pay, out of the capital or any other monies of the Company, all expenses incurred in or about the formation and establishment of the Company including the expenses of registration.

CERTIFICATES FOR SHARES

4.                                      The Company shall maintain a register of its Members. A Member shall only be entitled to a share certificate if the Directors resolve that share certificates shall be issued. Certificates representing shares of the Company shall be in such form as shall be determined by the Directors. Such certificates may be under Seal. Share certificates shall be signed by one or more Directors or other persons authorized by the Directors. The Directors may authorize certificates to be issued with the Seal and authorized signature(s) affixed by mechanical process. The Company shall not be bound to issue more than one certificate for shares held jointly by more than one person and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them. All certificates for shares shall be consecutively numbered or otherwise identified and shall specify the shares to which they relate. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered in the register of Members of the Company. All certificates surrendered to the Company for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled.

5.                                      Notwithstanding Article 4 of these Articles, if a share certificate is defaced, lost, stolen, or destroyed, it may be renewed on payment of a fee of one dollar (US$1.00) or such lesser sum and on such terms (if any) as the Directors may reasonably prescribe to indemnify the Company from any loss incurred by it in connection with such certificate, including the payment of the expenses incurred by the Company in investigating evidence, as the Directors may prescribe.

ISSUE OF SHARES

6.                                      Subject to the provisions, if any, in the Memorandum of Association and in these Articles (including but not limited to Schedule A), to any direction that may be given by the Company in a general meeting the right of first offer under the Shareholders Agreement, and without prejudice to any special rights previously conferred on the holders of existing shares, the Directors may allot, issue, grant options over or otherwise dispose of shares of the Company (including fractions of a share) with or without preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise and to such persons, at such times and on such other terms as they think proper. The Company shall not issue shares in bearer form.

6A                                     CLASSES, NUMBER AND PAR VALUE OF THE SHARES

At the date of the adoption of these Articles the authorized share capital of the Company is US$100,000, divided into (i) 610,401,823 Ordinary Shares of US$0.0001 par value each (the “Ordinary Shares”), (ii) 64,071,541 convertible redeemable series seed preferred shares of US$0.0001 par value each (the “Series Seed Preferred Shares”), (iii) 25,072,113 convertible redeemable series A preferred shares of US$0.0001 par value each (the “Series A Preferred Shares”), (iv) 70,631,942 convertible redeemable series A-1 preferred shares of US$0.0001 par value each (the “Series A-1 Preferred Shares”), and (v) 7,467,196 convertible redeemable series B-1 preferred shares of US$0.0001 par value each (the “Series B-1 Preferred Shares”), (vi) 40,228,492 convertible redeemable series B-2 preferred shares of US$0.0001 par value each (the “Series B-2 Preferred Shares”, together with the Series B-1 Preferred Shares, the “Series B Preferred Shares”), (vii) 57,653,035 convertible redeemable series C-1 preferred shares of US$0.0001 par value each (the “Series C-1 Preferred Shares”), and (viii) 5,757,914 convertible redeemable series C-2 preferred shares of US$0.0001 par value each (the “Series C-2 Preferred Shares”, together with the Series C-1 Preferred Shares, the “Series C Preferred Shares”), (ix) 42,329,835 convertible redeemable series D-1 preferred shares of US$0.0001 par value each (the “Series D-1 Preferred Shares”), and (x) 76,386,109 convertible redeemable series D-2 preferred shares of US$0.0001 par value each (the “Series D-2 Preferred Shares”, together with the Series D-1 Preferred Shares, the “Series D Preferred Shares”, collectively with the Series Seed Preferred Shares, the Series A Preferred Shares, the Series A-1 Preferred Shares, Series B Preferred Shares, Series C Preferred Shares, and Series D1 Preferred Shares, the “Preferred Shares”). The Ordinary Shares and the Preferred Shares are collectively referred to herein as the “Shares.” The rights, preferences and restrictions of the Preferred Shares are set forth in Schedule A to these Articles.

TRANSFER OF SHARES

7.                                           Subject to any agreements binding on the Company, shares are transferable, and the Company will only register transfers of shares that are made in accordance with such agreements (including without limitation, the Shareholders Agreement) and will not register transfers of shares that are not made in accordance with such agreements (including without limitation, the Shareholders Agreement). The instrument of transfer of any share shall be in writing and shall be executed by or on behalf of the transferor, and the transferor shall be deemed to remain the holder of a share until the name of the transferee is entered in the register in respect thereof.

REDEMPTION AND PURCHASE OF SHARES

8.                                           (i)                                Subject to the provisions of the Statute, the Memorandum and these Articles
(including without limitation Schedule A), shares may be issued on the terms that they are, or at the option of the Company or the holder are, to be redeemed on such terms and in such manner as the Company, before the issue of the shares, may by Special Resolution determine.

(ii)                             Subject to the provisions of the Statute, the Memorandum and these Articles (including without limitation Schedule A), the Company may purchase its own shares (including fractions of a share), including any redeemable shares, provided that the manner of purchase has first been authorized by the Company in general meeting (unless the redemption is in respect of the Preferred Shares in accordance with the provisions of these Articles), and may make payment therefore in any manner authorized by the Statute (unless the redemption is in respect of the Preferred Shares in accordance with Schedule A to these Articles), including out of capital.

VARIATION OF RIGHTS OF SHARES

9.                                      Subject to Schedule A, if at any time the share capital of the Company is divided into different classes or series of shares, the rights attached to any class or series (unless otherwise provided by the terms of issue of the shares of that class or series) may not, whether or not the Company is being wound-up, be varied without the consent in writing of the holders of at least a majority of the issued shares of that class or series, or without the sanction of a Special Resolution passed at a general meeting of the holders of the shares of that class or series; provided that any such variation that affects any holder of the Series D-1 Preferred Shares disproportionately as compared to other holders of the Series D-1 Preferred Shares shall additionally require the prior written consent of such holder.

The provisions of these Articles relating to general meetings shall apply to every such general meeting of the holders of one class of shares except that the necessary quorum shall be one (1) person holding or representing by proxy at least one-third of the issued shares of the class and that any holder of shares of the class present in person or by proxy may demand a poll.

10.                               Subject to Schedule A, the rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

COMMISSION ON SALE OF SHARES

11.                               Subject to the provisions of the Statute and these Articles (including but not limited to Schedule A), the Company may (i) pay a commercially reasonable commission to any person in consideration of his subscribing or agreeing to subscribe, whether absolutely or conditionally, for any shares of the Company, which commissions may be satisfied by the payment of cash or the lodgment of fully or partly paid-up shares or partly in one way and partly in the other and (ii) pay, on any issue of shares, such brokerage fees as may be lawful and commercially reasonable.

NON-RECOGNITION OF TRUSTS

12.                               No person shall be recognized by the Company as holding any share upon any trust, and the Company shall not be bound by or be compelled in any way to recognize (even when having notice thereof), any equitable, contingent, future, or partial interest in any share, or any interest in any fractional part of a share, or (except only as is otherwise provided by these Articles or the Statute) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

REGISTRATION OF EMPOWERING INSTRUMENTS

13.                               The Company shall be entitled to charge a fee not exceeding one dollar (US$1.00) on the registration of every probate, letters of administration, certificate of death or marriage, power of attorney, or other instrument.

TRANSMISSION OF SHARES

14.                               In case of the death of a Member, the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole holder, shall be the only persons recognized by the Company as having any title to his interest in the shares, but nothing herein contained shall release the estate of any such deceased holder from any liability in respect of any shares which had been held by him solely or jointly with other persons.

15.                               Any person becoming entitled to a share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may from time to time be required by the Directors and, subject as hereinafter provided, elect either to be registered himself as holder of the share or to make such transfer of the share to such other person nominated by him as the deceased or bankrupt person could have made and to have such person registered as the transferee thereof, but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by that Member before his death or bankruptcy as the case may be. If the person so becoming entitled shall elect to be registered himself as holder, such person shall deliver or send to the Company a notice in writing signed by such person so stating such election.

16.                               A person becoming entitled to a share by reason of the death or bankruptcy or liquidation or dissolution of the holder (or in any other case than by voluntary transfer) shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as a Member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company; provided that the Directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share and if the notice is not complied with within ninety days the Directors may thereafter withhold payment of all dividends, bonuses or other monies payable in respect of the share until the requirements of the notice have been complied with.

AMENDMENT OF MEMORANDUM OF ASSOCIATION, ALTERATION OF
CAPITAL & CHANGE OF LOCATION OF REGISTERED OFFICE

17.                               (a)                                 Subject to the provisions of the Statute and these Articles (including but not limited to Schedule A), the Company may from time to time alter or amend its Memorandum with respect to any objects, powers or other matters specified therein to:

(i)                                     by Special Resolution increase the share capital by such sum to be divided into shares of such amount or without nominal or par value as the resolution shall prescribe and with such rights, priorities and privileges annexed thereto, as the Company in general meeting may determine;

(ii)                                  by Special Resolution consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(iii)                               by Special Resolution divide or subdivide all or any of its share capital into shares of smaller amount than is fixed by the Memorandum or into shares without nominal or par value;

(iv)                              by Special Resolution cancel any shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

(b)                                 All new shares created hereunder shall be subject to the same provisions with reference to transfer, transmission, and otherwise as the shares in the original share capital.

(c)                                  Subject to the provisions of the Statute and these Articles (including but not limited to Schedule A), the Company may by Special Resolution reduce its share capital and any capital redemption reserve fund.

(d)                                 Subject to the provisions of the Statute and these Articles (including but not limited to Schedule A), the Company may by resolution of the Directors change the location of its registered office.

FIXING RECORD DATE

18.                               The Directors may fix in advance a date as the record date for any determination of Members entitled to notice of or to attend or vote at a meeting of the Members. For the purpose of determining the Members entitled to receive payment of any dividend, the Directors may, at or within ninety (90) days prior to the date of declaration of such dividend, fix a subsequent date as the record date for such determination.

19.                               If no record date is fixed for the determination of Members entitled to notice of or to attend or vote at a meeting of Members or Members entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to attend or receive notice of, attend or vote at any meeting of Members has been made as provided in this Article 19, such determination shall apply to any adjournment thereof.

GENERAL MEETING

20.                               All general meetings other than annual general meetings shall be called extraordinary general meetings.

21.                               The Company may hold a general meeting as its annual general meeting but shall not (unless required by Statute) be obliged to hold an annual general meeting. The annual general meeting, if held, shall be held at such time and place as the Directors shall appoint and if no other time and place is prescribed by them, it shall be held at the principal executive offices of the Company on the second Wednesday in December of each year at ten o’clock in the morning. At these meetings the report of the Directors (if any) shall be presented.

22.                               The Directors may call general meetings, and they shall, on the requisition of Members of the Company holding at the date of deposit of the requisition not less than ten percent (10%) of the paid up capital of the Company as at the date of the deposit carries the right of voting at general meetings of the Company, forthwith proceed to convene an extraordinary general meeting of the Company.

23.                               The requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the registered office of the Company and may consist of several documents in like form each signed by one or more requisitionists.

24.                               If the Directors do not within twenty-one (21) days from the date of the deposit of the requisition duly proceed to convene a general meeting, the requisitionists, or any of them representing not less than a majority of the aggregate voting rights of all of them, may themselves convene a general meeting, but any meeting so convened shall not be held after the expiration of three (3) months after the expiration of the said twenty-one (21) days.

25.                               A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors.

NOTICE OF GENERAL MEETINGS

26.                               At least five (5) days’ notice shall be given of an annual general meeting and at least twenty (20) days’ notice shall be given of any other general meeting unless such notice is waived either before, at or after such annual or other general meeting (a) in the case of a general meeting called as an annual general meeting, by all the Members entitled to attend and vote thereat or their proxies; and (b) in the case of any other general meeting, by holders of not less than the minimum number of Shares required to approve the actions submitted to the Members for approval at such meeting, or their proxies (collectively, the “Required Consenters”). Every notice shall be exclusive of the day on which it is given or deemed to be given and shall specify the place, the day and the hour of the meeting and the general nature of the business and shall be given in the manner hereinafter mentioned; provided that any general meeting of the Company shall, whether or not the notice specified in this regulation has been given and whether or not the provisions of Articles 21-25 have been complied with, be deemed to have been duly convened if it is so agreed by the Required Consenters.

PROCEEDINGS AT GENERAL MEETINGS

27.                               No business shall be transacted at any general meeting unless a quorum of Members is present at the time when the meeting proceeds to business. The holders of a majority of the then issued and outstanding Ordinary Shares of the Company and the Preferred Majority shall constitute a quorum. If at any time a duly convened meeting of Members fails to get a quorum and subject to the provisions of Schedule A, the notice shall be duly delivered again for a second meeting, if at such second time, the quorum is still not present, those Members present shall be deemed a quorum provided that at such second meeting the business not included in the notice shall not be transacted.

28.                               A person shall be deemed to be present at a general meeting if he participates by telephone or other electronic means and all persons participating in the meeting are able to hear each other.

29.                               An action that may be taken by the Members at a meeting may also be taken by a resolution of Members consented to in writing or by telex, telegram, cable, facsimile or other written electronic communication, without the need for any notice, but if any resolution of Members is adopted otherwise than by the unanimous written consent of all Members, a copy of such resolution shall forthwith be sent to all Members not consenting to such resolution. The consent may be in the form of counterparts, each counterpart being signed by one or more Members.

30.                               If within thirty (30) minutes from the time appointed for the meeting a quorum is not present, the meeting shall be dissolved.

31.                               The chairman, if any, of the Board shall preside as chairman at every general meeting of the Company, or if there is no such chairman, or if he shall not be present within fifteen (15) minutes after the time appointed for the holding of the meeting, or is unwilling to act, the members present shall elect one (1) of their number to be chairman of the meeting.

32.                               The chairman may, with the consent of any general meeting duly constituted hereunder at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a general meeting is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Otherwise it shall not be necessary to give any such notice.

33.                               At any general meeting, a resolution put to the vote of the meeting shall be decided by the vote of the requisite majority pursuant to a poll of the Members. Unless otherwise required by Statute or these Articles, such requisite majority shall be a simple majority of votes cast.

VOTES OF MEMBERS

34.                               Subject to these Articles (including but not limited to Schedule A), every Member of record present or, if such Member is a corporation or other non-natural person, such Member is present by its duly authorized representative, shall have one (1) vote for each share registered in his name in the register of Members.

35.                               In the case of joint holders of record, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the register of Members.

36.                               A Member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote by his committee, receiver, curator bonis, or other person in the nature of a committee, receiver or curator bonis appointed by that court, and any such committee, receiver, curator bonis, or other person may vote by proxy.

37.                               No Member shall be entitled to vote at any general meeting unless he is registered as a Member of the Company on the record date for such meeting nor unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

38.                               No objection shall be raised to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at such general meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the determination of the chairman of the general meeting to be exercised in his or her reasonable discretion.

39.                               Votes may be given either personally or by proxy.

PROXIES

40.                               The instrument appointing a proxy shall be in writing and shall be executed under the hand of the appointor or of his attorney duly authorized in writing, or, if the appointor is a corporation under the hand of an officer or attorney duly authorized in that behalf. A proxy need not be a Member of the Company.

41.                               The instrument appointing a proxy shall be deposited at the registered office of the Company or at such other place as is specified for that purpose in the notice convening the meeting no later than the time for holding the meeting, or adjourned meeting.

42.                               The instrument appointing a proxy may be in any usual or common form and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked.

43.                               A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the share in respect of which the proxy is given provided that no intimation in writing of such death, insanity, revocation or transfer as aforesaid shall have been received by the Company at the registered office before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy.

CORPORATE MEMBERS

44.                               Any corporation which is a Member of record of the Company may in accordance with its articles or other governing documents, or in the absence of such provision by resolution of its directors or other governing body, authorize such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members of the Company, and the person so authorized shall be entitled to exercise the same powers on behalf of the corporation which he represents as the corporation could exercise if it were an individual Member of record of the Company.

SHARES THAT MAY NOT BE VOTED

45.                               Shares of its own capital belonging to the Company or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.

DIRECTORS

46.                               There shall be a Board consisting of not more than twelve (12) persons (the “Maximum Number”), unless increased by a resolution of the Board and with the consent required pursuant to Schedule A.

47.                               Directors shall be entitled to be reimbursed for traveling, hotel and other expenses properly incurred by them in going to, attending and returning from meetings of the Directors, or any committee of the Directors, or general meetings of the Company, or otherwise in connection with the business of the Company, or to receive a fixed allowance in respect thereof as may be determined by the Directors from time to time, or a combination partly of one such method and partly the other. Subject to these Articles (including but not limited to Schedule A), the Directors may by resolution award special remuneration to any Director of the Company undertaking any special work or services for, or undertaking any special mission on behalf of, the Company other than his ordinary routine work as a Director.

48.                               Subject to these Articles (including but not limited to Schedule A), a Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine.

49.                               Subject to these Articles (including but not limited to Schedule A), a Director may act by himself or his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director.

50.                               A shareholder qualification for Directors may be fixed by the Company in general meeting, but unless and until so fixed no qualification shall be required.

51.                               Subject to these Articles (including but not limited to Schedule A), a Director of the Company may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as shareholder or otherwise and no such Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company.

52.                               In addition to any further restrictions set forth in these Articles (including but not limited to Schedule A), no person shall be disqualified from the office of Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director shall be in any way interested be or be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realized by any such contract or transaction by reason of such Director holding office or of the fiduciary relation thereby established. A Director shall be at liberty to vote in respect of any contract or transaction in which he is interested; provided that the nature of the interest of any Director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote thereon.

53.                               A general notice or disclosure to the Directors or otherwise contained in the minutes of a meeting or a written resolution of the directors or any committee thereof that a Director is a member of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure under Article 52 and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

POWERS AND DUTIES OF DIRECTORS

54.                               The business of the Company shall be managed by the Directors (or a sole Director if only one is appointed) who may pay all expenses incurred in promoting, registering and setting up the Company, and may exercise all such powers of the Company as are not inconsistent, from time to time by the Statute, or by these Articles, or as may be prescribed by the Company in general meeting provided that no regulations made by the Company in general meeting shall invalidate any prior act of the Directors which would have been valid if that regulation had not been made, and provided further that, for the avoidance of doubt and without limiting the generality of the foregoing, the Directors shall undertake none of those acts described in Section 6 of Schedule A or in Article 9 without the prior approval therein required.

55.                               The Directors may from time to time and at any time by powers of attorney appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorneys as the Directors may think fit and may also authorize any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

56.                               All checks, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Directors shall from time to time by resolution determine.

57.                               The Directors shall cause minutes to be made in books provided for the purpose:

(a)                                 of all appointments of officers made by the Directors;

(b)                                 of the names of the Directors (including those represented thereat by proxy) present at each meeting of the Directors and of any committee of the Directors; and

(c)                                  of all resolutions and proceedings at all meetings of the Company and of the Directors and of committees of Directors.

Minutes of Board meetings shall be sent to each Preferred Director within seven (7) days after such Board meetings.

58.                               Subject to these Articles (including but not limited to Schedule A), the Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his widow or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

59.                               Subject to these Articles (including but not limited to Schedule A), the Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof and to issue Debentures whether outright or as security for any debt, liability or obligation of the Company or of any third party.

MANAGEMENT

60.                               Subject to these Articles (including but not limited to Schedule A):

(a)                                 The Directors may from time to time provide for the management of the affairs of the Company in such manner as they shall think fit and the provisions contained in the three next following paragraphs shall be without prejudice to the general powers conferred by this paragraph.

(b)                                 The Directors from time to time and at any time may establish any committees (including a compensation committee), local boards or agencies for managing any of the affairs of the Company and may appoint any persons to be members of such committees or local boards or any managers or agents and may fix their remuneration, provided that each such committee, local boards and agencies shall include the Preferred Directors.

(c)                                  The Directors from time to time and at any time may delegate to any such committee (including a compensation committee), local board, manager or agent any of the powers, authorities and discretions for the time being vested in the Directors and may authorize the members for the time being of any such local board, or any of them to fill up any vacancies therein and to act notwithstanding vacancies and any such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit and the Directors may at any time remove any person so appointed and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

(d)                                 Any such delegates as aforesaid may be authorized by the Directors to sub-delegate all or any of the powers, authorities, and discretions for the time being vested in them.

PROCEEDINGS OF DIRECTORS

61.                               Subject to these Articles (including but not limited to Schedule A), the Directors shall meet together for the dispatch of business, convening, adjourning and otherwise regulating their meetings as they think fit, and questions arising at any meeting shall be decided by a majority of votes (unless a higher vote is required pursuant to the Statute or these Articles, including but not limited to Schedule A) of the Directors present at a meeting at which there is a quorum, with each having one (1) vote (unless otherwise specified in Schedule A).

62.                               A Director may, and the Secretary of the Company on the requisition of a Director, shall, at any time, summon a meeting of the Directors by at least five (5) days’ notice in writing to every Director which notice shall set forth the general nature of the business to be considered and shall include the agenda of the Board meeting as well as all Board papers; provided that notice is given pursuant to Articles 91 - 95; provided further that notice may be waived on behalf of all of the Directors before, after, or at the meeting by the vote or consent of all the Directors.

63.                               The quorum necessary for the transaction of the business of the Directors is the majority of Directors, including the Preferred Directors; provided, however, if such quorum cannot be obtained in two (2) consecutive meetings of Directors due to the failure of any Ordinary Director or any Preferred Director to attend such meetings of Directors, then the attendance of a majority of directors at the next duly called meeting of Directors shall constitute a quorum provided that at such second meeting the business not included in the notice shall not be transacted. For the purposes of this Article 63 a proxy appointed by a Director shall only be counted in a quorum at a meeting at which the Director appointing him is not present; provided always that if there shall at any time be only a sole Director the quorum shall be one (1). For the purposes of this Article 63 a proxy appointed by a Director shall be counted in a quorum at a meeting at which the Director appointing him is not present.

64.                               Subject to Article 63, the continuing Directors may act notwithstanding any vacancy in their body. However, if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors, the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose.

65.                               The Directors may elect a chairman of their board and determine the period for which he is to hold office, but if no such chairman is elected, or if at any meeting the chairman is not present, the Directors present may choose one of their numbers to be chairman of the meeting.

66.                               Subject to these Articles (including but not limited to Schedule A), the Directors may delegate any of their powers (subject to any limitations imposed on the Directors) to committees consisting of such member or members of the Board as they think fit; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors and by these Articles (including but not limited to Schedule A). A committee may meet and adjourn as it thinks proper. Questions arising at any committee meeting shall be determined by a majority of votes of the members present.

67.                               The Company shall provide that members of the Board or of any committee thereof may participate in a meeting of the Board or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting; provided that a meeting of a Board or committee shall not be valid if the Company does not make such means of participation reasonably available to the members thereof.

68.                               A resolution in writing (in one or more counterparts), signed by all the Directors for the time being or all the members of a committee of Directors shall be as valid and effectual as if it had been passed at a meeting of the Directors or committee as the case may be duly convened and held.

69.                               A Director may be represented at any meetings of the Board by a proxy appointed by him in which event the presence or vote of the proxy shall for all purposes be deemed to be that of the Director. The provisions of Articles 40 – 43 shall apply, mutatis mutandis, to the appointment of proxies by Directors.

VACATION OF OFFICE OF DIRECTOR

70.                               The office of a Director shall be vacated if he or she gives notice in writing to the Company that he or she resigns the office of Director, if he or she dies or if he or she is found a lunatic or becomes of unsound mind, and such vacated office may be filled only pursuant to Article 71, 72 or Section 7 of Schedule A, as applicable.

APPOINTMENT AND REMOVAL OF DIRECTORS

71.                               Subject to Section 7 of Schedule A, all Directors shall be elected by a majority vote of outstanding Ordinary Shares (calculated on an as-converted basis and voting together and not as separate classes).

72.                               Any vacancy on the Board occurring because of the death, resignation or removal of a Director elected by the holders of any class or series of shares shall be filled by the vote or written consent of the holders of a majority of the shares of such class or series of shares; provided, that the Directors shall have the power at any time and from time to time to appoint any person to be a Director in order to fill a casual vacancy on the Board.

PRESUMPTION OF ASSENT

73.                               A Director who is present at a meeting of the Board at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the Minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

SEAL

74.                               The Company may, if the Directors so determine, have a Seal which shall, subject to this Article 74, only be used by the authority of the Directors or of a committee of the Directors authorized by the Directors in that behalf and every instrument to which the Seal has been affixed shall be signed by at least one (1) person who shall be either a Director or the Secretary or Secretary-treasurer or some person appointed by the Directors for the purpose. The Company may have a duplicate Seal or Seals each of which shall be a facsimile of the Seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used. A Director, Secretary or other duly authorized officer or representative or attorney may without further authority of the Directors affix the Seal of the Company over his signature alone to any document of the Company required to be authenticated by him under Seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever.

OFFICERS

75.                               The Company may have a president, a Secretary or Secretary-treasurer appointed by the directors who may also from time to time appoint such other officers as they consider necessary, all for such terms, at such remuneration to be determined by the Directors subject to the Section 6 of Schedule A and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors from time to time prescribe.

DIVIDENDS, DISTRIBUTIONS AND RESERVE

76.                               Subject to the Statute and the provisions of these Articles (including but not limited to Schedule A), the Directors may from time to time declare dividends (including interim dividends) and distributions on shares of the Company outstanding and authorize payment of the same out of the funds of the Company lawfully available therefor.

77.                               Subject to the Statute and the provisions of these Articles, the Directors may, before declaring any dividends or distributions, set aside such sums as they think proper as a reserve or reserves which shall at the discretion of the Directors, be applicable for any purpose of the Company and pending such application may, at the like discretion, be employed in the business of the Company.

78.                               No dividend or distribution shall be payable except out of the profits of the Company, realized or unrealized, or out of the share premium account or as otherwise permitted by the Statute.

79.                               Subject to the rights of persons, if any, with shares with special rights as to dividends or distributions, if dividends or distributions are to be declared on a class of shares they shall be declared and paid according to the amounts paid or credited as paid on the shares of such class outstanding on the record date for such dividend or distribution as determined in accordance with these Articles but no amount paid or credited as paid on a share in advance of calls shall be treated for the purpose of this Article 79 as paid on the share.

80.                               The Directors may deduct from any dividend or distribution payable to any Member all sums of money (if any) presently payable by him to the Company on account of calls or otherwise.

81.                               Subject to these Articles, the Directors may declare that any dividend or distribution be paid wholly or partly by the distribution of specific assets and in particular of paid up shares or Debentures of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the footing of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees as may seem expedient to the Directors.

82.                               Any dividend, distribution, interest or other monies payable in cash in respect of shares may be paid by check or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the holder who is first named on the register of Members or to such person and to such address as such holder or joint holders may in writing direct. Every such check or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any dividends, bonuses, or other monies payable in respect of the share held by them as joint holders.

83.                               No dividend or distribution shall bear interest against the Company.

CAPITALIZATION

84.                               Subject to these Articles (including but not limited to Schedule A), upon the recommendation of the Board, the Members may by Special resolution authorize the Directors to capitalize any sum standing to the credit of any of the Company’s reserve accounts (including share premium account and capital redemption reserve fund) or any sum standing to the credit of profit and loss account or otherwise available for distribution and to appropriate such sum to Members in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of dividend and to apply such sum on their behalf in paying up in full unissued shares for allotment and distribution credited as fully paid up to and amongst them in the proportion aforesaid. In such event the Directors shall do all acts and things required to give effect to such capitalization, with full power to the Directors to make such provisions as they think fit for the case of shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned). Subject to these Articles (including but not limited to Schedule A), the Directors may authorize any person to enter into, on behalf of all of the Members interested, an agreement with the Company providing for such capitalization and matters incidental thereto and any agreement made under such authority shall be effective and legally binding on all concerned.

BOOKS OF ACCOUNT

85.                               The Directors shall cause proper books of account to be kept with respect to:

(a)                                 All sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place;

(b)                                 All sales and purchases of goods by the Company; and

(c)                                  The assets and liabilities of the Company.

Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

86.                               Subject to any agreement binding on the Company, the Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors, and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by Statute or authorized by the Company.

87.                               The Directors may from time to time cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.

AUDIT

88.                               Subject to these Articles (including but not limited to Schedule A), the Board may at any time appoint or remove an Auditor or Auditors of the Company who shall hold office for a period specified by the Board.

89.                               Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the Auditors.

90.                               Auditors shall, following their appointment and at any other time during their term of office, upon request of the Directors, make a report on the accounts of the Company during their tenure of office.

NOTICES

91.                               Notices shall be in writing and may be given by the Company or any person entitled to give notice to any Member either personally or by sending it by next-day or second-day courier service, fax, electronic mail or similar means to him or to his address as shown in the register of Members, such notice, if mailed, to be forwarded airmail if the address is outside the Cayman Islands.

92.                               (a)                                 Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a confirmation of delivery, and by two (2) days having passed after the letter containing the same is sent as aforesaid.

(b)                                 Where a notice is sent by fax or electronic mail, service of the notice shall be deemed to be effected on the same day that it has been properly addressed and sent through a transmitting organization, with a reasonable confirmation of delivery.

93.                               A notice may be given by the Company to the joint holders of record of a share by giving the notice to the joint holder first named on the register of Members in respect of the share.

94.                               A notice may be given by the Company to the person or persons which the Company has been advised are entitled to a share or shares in consequence of the death or bankruptcy of a Member by sending it, subject to Articles 92 and 93, to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

95.                               Notice of every general meeting shall be given in any manner hereinbefore authorized to:

(a)                                 every person shown as a Member in the register of Members as of the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the register of Members; and

(b)                                 every person upon whom the ownership of a share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a Member of record where the Member of record but for his death or bankruptcy would be entitled to receive notice of the meeting.

No other person shall be entitled to receive notices of general meetings pursuant to these Articles.

WINDING UP

96.                               If the Company shall be wound up, any liquidator must be approved by the holders of a majority of Ordinary Shares and the Preferred Majority.

97.                               If the Company shall be wound up, the assets available for distribution amongst the Members shall be distributed in accordance with Section 2 of Schedule A; provided that no Member shall be compelled to accept any shares or other securities whereon there is any liability.

INDEMNITY

98.                               (a)                                 To the maximum extent permitted by applicable law, the Directors and officers for the time being of the Company and any trustee for the time being acting in relation to any of the affairs of the Company and their heirs, executors, administrators and personal representatives respectively shall be indemnified out of the assets of the Company from and against all actions, proceedings, costs, charges, losses, damages and expenses which they or any of them shall or may incur or sustain by reason of any act done or omitted in or about the execution of their duty in their respective offices or trusts, except such (if any) as they shall incur or sustain by or through their own willful neglect or willful default, and no such Director or officer or trustee shall be answerable for the acts, receipts, neglects or defaults of any other Director or officer or trustee or for joining in any receipt for the sake of conformity or for the solvency or honesty of any banker or other persons with whom any monies or effects belonging to the Company may be lodged or deposited for safe custody or for any insufficiency of any security upon which any monies of the Company may be invested or for any other loss or damage due to any such cause as aforesaid or which may happen in or about the execution of his office or trust unless the same shall happen through the willful neglect or willful default of such Director or officer or trustee.

(b)                                 To the maximum extent permitted by applicable law, the Directors and officers for the time being of the Company and any trustee for the time being acting in relation to any of the affairs of the Company and their heirs, executors, administrators and personal representatives respectively shall not be personally liable to the Company or its Members for monetary damages for breach of their duty in their respective offices, except such (if any) as they shall incur or sustain by or through their own willful neglect or willful default respectively.

FINANCIAL YEAR

99.                               Unless a majority of the Board agrees otherwise (which majority must include the Preferred Directors) the financial year of the Company shall end on December 31 in each year and, following the year of incorporation, shall begin on January 1 in each year.

TRANSFER BY WAY OF CONTINUATION

100.                        If the Company is exempted as defined in the Statute, it shall, subject to the provisions of the Statute and with the approval of (i) a Special Resolution, and (ii) the Preferred Majority, have the power to register by way of continuation as a body corporate under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

[The remainder of this page has been left intentionally blank]

SCHEDULE A

The holders of Preferred Shares and Ordinary Shares shall, in addition to any other rights conferred on them under the Memorandum and the Articles of Association, have the rights set out in this Schedule A, which forms part of the Articles of Association of the Company. In the event of any inconsistency between the provisions set out herein and other provisions of the Memorandum and the Articles of Association, the provisions set out herein shall prevail to the extent permitted by applicable laws.

1.                                      Dividend Rights

(a)                                 Subject to the provisions of the Memorandum and these Articles, no dividends shall be declared or paid on the Ordinary Shares or any future series of preference shares, unless and until approved in accordance with Section 6(vii) of Schedule A and a dividend in like amount is declared and paid on each outstanding Preferred Share (on an as-if-converted basis). Without limiting the generality of the foregoing, unless and until any dividend or dividend in like amount has been paid in full on the Series D Preferred Shares (on an as-if-converted basis), the Company shall not declare, pay or set apart for payment, any dividend and other distributions on any Ordinary Shares or other series of Preferred Shares.

(b)                                 To the extent approved pursuant to Section 1(a) of Schedule A, the dividends shall be distributed ratably among all of the shareholders of the Company on an as-converted basis.

(c)                                  Subject to these Articles, the Board may declare that any dividend be paid wholly or partly by the distribution of specific assets and in particular of paid up shares, debentures, or debenture stock of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution. For the avoidance of doubt, any dividend or distribution to be paid hereof shall be distributed pursuant to Section 1(b) of Schedule  A above.

2.                   Liquidation Preference

(a)                                 Liquidation Preferences. Upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary:

(i)                                     Before any distribution or payment shall be made to the holders of any Ordinary Shares, the holders of Series Seed Preferred Shares, the holders of Series A Preferred Shares, the holders of Series A-1 Preferred Shares, the holders of Series B Preferred Shares and the holders of Series C Preferred Shares, each holder of Series D Preferred Shares shall be entitled to receive an amount equal to one hundred percent (100%) of the applicable Preferred Shares Issue Price (adjusted for any share splits, share dividends, combinations, recapitalizations and similar transactions), plus all dividends accrued and unpaid with respect thereto (as adjusted for any share splits, share dividends, combinations, recapitalizations and similar transactions) per Series D Preferred Share then held by such holder (the “Series D Liquidation Preference”). If upon any such liquidation, dissolution or winding up of the Company, the assets of the Company available for distribution to its shareholders shall be insufficient to pay the holders of Series D Preferred Shares the full amount to which they shall be entitled under this Section 2(a)(i) of Schedule A, the holders of Series D Preferred Shares shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

(ii)                                  After distribution or payment in full of the amount distributable or payable on the Series D Preferred Shares pursuant to Section 2(a)(i) of Schedule A, and before any distribution or payment shall be made to the holders of any Ordinary Shares, the holders of Series Seed Preferred Shares, the holders of Series A Preferred Shares, the holders of Series A-1 Preferred Shares and the holders of Series B Preferred Shares, each holder of Series C Preferred Shares shall be entitled to receive an amount equal to one hundred percent (100%) of the applicable Preferred Shares Issue Price (adjusted for any share splits, share dividends, combinations, recapitalizations and similar transactions), plus all dividends accrued and unpaid with respect thereto (as adjusted for any share splits, share dividends, combinations, recapitalizations and similar transactions) per Series C Preferred Share then held by such holder (the “Series C Liquidation Preference”). If upon any such liquidation, dissolution or winding up of the Company, the assets of the Company available for distribution to its shareholders shall be insufficient to pay the holders of Series C Preferred Shares the full amount to which they shall be entitled under this Section 2(a)(ii) of Schedule A, the holders of Series C Preferred Shares shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

(iii)                               After distribution or payment in full of the amount distributable or payable on the Series D Preferred Shares and the Series C Preferred Shares pursuant to Section  2(a)(i) and Section 2(a)(ii) of Schedule A, and before any distribution or payment shall be made to the holders of any Ordinary Shares, the holders of Series Seed Preferred Shares, the holders of Series A Preferred Shares and the holders of Series A-1 Preferred Shares, each holder of Series B Preferred Shares shall be entitled to receive an amount equal to one hundred percent (100%) of the applicable Preferred Shares Issue Price (adjusted for any share splits, share dividends, combinations, recapitalizations and similar transactions), plus all dividends accrued and unpaid with respect thereto (as adjusted for any share splits, share dividends, combinations, recapitalizations and similar transactions) per Series B Preferred Share then held by such holder (the “Series B Liquidation Preference”). If upon any such liquidation, dissolution or winding up of the Company, the assets of the Company available for distribution to its shareholders shall be insufficient to pay the holders of Series B Preferred Shares the full amount to which they shall be entitled under this Section 2(a)(iii) of Schedule A, the holders of Series B Preferred Shares shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

(iv)                              After distribution or payment in full of the amount distributable or payable on the Series D Preferred Shares, the Series C Preferred Shares and the Series B Preferred Shares pursuant to Section 2(a)(i), Section 2(a)(ii)  and Section 2(a)(iii) of  Schedule A, and before any distribution or payment shall be made to the holders of any Ordinary Shares, the holders of Series Seed Preferred Shares and the holders of Series A Preferred Shares, each holder of Series A-1 Preferred Shares shall be entitled to receive an amount equal to one hundred percent (100%) of the applicable Preferred Shares Issue Price (adjusted for any share splits, share dividends, combinations, recapitalizations and similar transactions), plus all dividends accrued and unpaid with respect thereto (as adjusted for any share splits, share dividends, combinations, recapitalizations and similar transactions) per Series A-1 Preferred Share then held by such holder (the “Series A-1 Liquidation Preference”). If upon any such liquidation, dissolution or winding up of the Company, the assets of the Company available for distribution to its shareholders shall be insufficient to pay the holders of Series A-1 Preferred Shares the full amount to which they shall be entitled under this Section 2(a)(iv) of Schedule A, the holders of Series A-1 Preferred Shares shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

(v)                                 After distribution or payment in full of the amount distributable or payable on the Series D Preferred Shares, the Series C Preferred Shares, the Series B Preferred Shares and the Series A-1 Preferred Shares pursuant to Section 2(a)(i), Section 2(a)(ii), Section 2(a)(iii) and Section 2(a)(iv)  of Schedule A, and before any distribution or payment shall be made to the holders of any Ordinary Shares and the holders of Series Seed Preferred Shares, each holder of Series A Preferred Shares shall be entitled to receive an amount equal to one hundred percent (100%) of the applicable Preferred Shares Issue Price (adjusted for any share splits, share dividends, combinations, recapitalizations and similar transactions), plus all dividends accrued and unpaid with respect thereto (as adjusted for any share splits, share dividends, combinations, recapitalizations and similar transactions) per Series A Preferred Share then held by such holder (the “Series A Liquidation Preference”). If upon any such liquidation, dissolution or winding up of the Company, the assets of the Company available for distribution to its shareholders shall be insufficient to pay the holders of Series A Preferred Shares the full amount to which they shall be entitled under this Section 2(a)(v) of Schedule A, the holders of Series A Preferred Shares shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

(vi)                              After distribution or payment in full of the amount distributable or payable on the Series D Preferred Shares, the Series C Preferred Shares, the Series B Preferred Shares, the Series A-1 Preferred Shares and Series A Preferred Shares pursuant to Section 2(a)(i), Section 2(a)(ii), Section 2(a)(iii), Section 2(a)(iv)  and Section 2(a)(v) of Schedule A, and before any distribution or payment shall be made to the holders of any Ordinary Shares, each holder of Series Seed Preferred Shares shall be entitled to receive an amount equal to one hundred percent (100%) of the applicable Preferred Shares Issue Price (adjusted for any share splits, share dividends, combinations, recapitalizations and similar transactions), plus all dividends accrued and unpaid with respect thereto (as adjusted for any share splits, share dividends, combinations, recapitalizations and similar transactions) per Series Seed Preferred Share then held by such holder (the “Series Seed Liquidation Preference”, together with the Series D Liquidation Preference, the Series C Liquidation Preference, the Series B Liquidation Preference, the Series A-1 Liquidation Preference and the Series A Liquidation Preference, the “Liquidation Preference”). If upon any such liquidation, dissolution or winding up of the Company, the assets of the Company available for distribution to its shareholders shall be insufficient to pay the holders of Series Seed Preferred Shares the full amount to which they shall be entitled under this Section 2(a)(vi) of Schedule A, the holders of Series Seed Preferred Shares shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

(vii)                           After distribution or payment in full of the amount distributable or payable on the Preferred Shares pursuant to Section 2(a)(i) , Section 2(a)(ii), Section 2(a)(iii) and Section 2(a)(iv), Section 2(a)(v) and Section 2(a)(vi) of  Schedule A, the remaining assets of the Company available for distribution to the shareholders of the Company shall be distributed ratably among the holders of outstanding Ordinary Shares (excluding the ESOP Holdco and the Employee Holdco in respect of such portion of Employee Compensation Shares held by it that have not been awarded (whether directly or by granting of any equity securities of the ESOP Holdco, the Employee Holdco or otherwise) to any employees, consultants or directors of the Company in accordance with any share incentive plan or other arrangement to be approved in accordance with the Shareholders Agreement) and holders of Preferred Shares on an as-converted basis.

(b)                                 Liquidation on Sale or Merger. The following events shall be treated as a liquidation (each, a “Liquidation Event”) under this Section 2 of Schedule A unless waived by the Preferred Majority:

(i)                                     any consolidation, reorganization, amalgamation or merger of the Company and/or its subsidiaries or shareholders of the subsidiaries with or into any Person, or any other corporate reorganization or scheme of arrangement, including a sale or acquisition of Equity Securities of the Company, in which the shareholders of the Company or shareholders of the subsidiaries immediately before such transaction own less than fifty percent (50%) of the voting power of the surviving company immediately after such transaction (excluding any transaction effected solely for tax purposes or to change the Company’s domicile);

(ii)                                  a sale, lease, transfer, license or other disposition, in a single transaction or series of related transactions, by the Group Companies of all or substantially all of the assets and/or intellectual property of the Group Companies (taken as a whole);

(iii)                               exclusive license of all or substantially all of the intellectual property rights of the Group Companies (taken as a whole) to a third party;

(iv)                              termination of, or invalidation of the Restructuring Documents without the prior written consent of the Preferred Majority and no alternative arrangement is agreed by the Group Companies, the Founders and the Preferred Majority within a reasonable time after such termination or invalidation.

and upon any such event, any proceeds resulting to the shareholders of the Company therefrom shall be distributed in accordance with the terms of Section 2(a) of  Schedule A.

(c)                                  Amount Deemed Paid or Distributed. The amount deemed paid or distributed to the shareholders of the Company upon any such Liquidation Event shall be the cash or the value of the property, rights or securities paid or distributed to such holders by the Company or the acquiring Person. If the amount deemed paid or distributed under this Section 2(c) of Schedule A is made in property other than in cash, the value of such distribution shall be the fair market value of such property, determined in good faith by the Board (including the consent of each of the Preferred Directors). Any securities not subjected to investment letter or similar restrictions on free marketability shall be valued as follows:

(i)                                     If traded on a securities exchange, the value shall be deemed to be the average of the security’s closing prices on such exchange over the thirty (30) day period ending one (1) day prior to the distribution;

(ii)                                  If traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the thirty (30) day period ending three (3) days prior to the distribution; and

(iii)                               If there is no active public market, the value shall be the fair market value thereof as determined in good faith by the Board (including the consent of all the Preferred Director).

The method of valuation of securities subject to investment letter or other restrictions on free marketability shall be adjusted to make an appropriate discount from the market value determined as above in clauses (i), (ii) or (iii) to reflect the fair market value thereof as determined in good faith by the Board (including the consent of all of the Preferred Directors), or by a liquidator if one is appointed.

The Preferred Majority shall have the right to challenge any determination by the Board of fair market value pursuant to this Section 2(c) of Schedule A, in which case the determination of fair market value shall be made by an independent appraiser selected jointly by the Board and the challenging parties, the cost of such appraisal to be borne equally by the Company and the challenging parties.

3.                                      Voting Rights

Subject to the provisions of the Memorandum and these Articles, at all general meetings of the Company: (i) the holder of each Ordinary Share issued and outstanding shall have one (1) vote in respect of each Ordinary Share held, and (ii) the holder of each Preferred Share shall be entitled to such number of votes as equals the whole number of Ordinary Shares into which such holder’s collective Preferred Shares are convertible immediately after the close of business on the record date of the determination of the Company’s shareholders entitled to vote or, if no such record date is established, at the date such vote is taken or any written consent of the Company’s shareholders is first solicited. Subject to provisions to the contrary elsewhere in the Memorandum and these Articles, or as required by the Statute, the holders of Preferred Shares shall vote together with the holders of Ordinary Shares, and not as a separate class or series, on all matters put before the shareholders of the Company.

4.                                      Conversion Rights

The holders of the Preferred Shares shall have the following rights described below with respect to the conversion of the Preferred Shares into Ordinary Shares. Subject to the provisions of Section 4(b) of Schedule A, the number of Ordinary Shares to which a holder shall be entitled upon conversion of any Preferred Share shall be the quotient of the applicable Preferred Shares Issue Price divided by the then-effective Conversion Price. The “Conversion Price” shall initially equal the applicable Preferred Shares Issue Price, and shall be adjusted from time to time as provided below. For the avoidance of doubt, the initial conversion ratio for Preferred Shares to Ordinary Shares shall be 1:1.

(a)                                 Optional Conversion.

(i)                                     Subject to and in compliance with the provisions of this Section 4(a) of Schedule A, and subject to compliance with the requirements of the Statute, any Preferred Share may, at the option of the holder thereof, be converted at any time into fully-paid and non-assessable Ordinary Shares based on the then-effective Conversion Price.

(ii)                                  The holder of any Preferred Shares who desires to convert such shares into Ordinary Shares shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or any transfer agent for the Preferred Shares, and shall give written notice to the Company at such office that such holder has elected to convert such shares. Such notice shall state the number of Preferred Shares being converted. In the event that such holder is unable to deliver the relevant certificate(s), such holder shall also notify the Company or its transfer agent that such certificate has been lost, stolen or destroyed and execute an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificate. Upon receipt of such notice and share certificate(s) or satisfactory agreement for indemnification in the case of a lost certificate, the Company shall promptly issue the relevant number of Ordinary Shares to such holder by making the relevant entries in the Register of Members, and issue and deliver to such holder a certificate or certificates for the number of Ordinary Shares to which the holder is entitled. No fractional Ordinary Shares shall be issued upon conversion of the Preferred Shares, and the number of Ordinary Shares to be so issued to a holder of Preferred Shares upon the conversion of such Preferred Shares (after aggregating all fractional Ordinary Shares that would be issued to such holder) shall be rounded to the nearest whole share (with one-half being rounded upward). The holder of the Preferred Shares entitled to receive such Ordinary Shares upon conversion shall be treated for all purpose as the record holder of such Ordinary Shares on the date such holder’s name is entered in the Register of Members as the holder of the relevant number of Ordinary Shares issued upon conversion.

(b)                                 Automatic Conversion.

(i)                                     Without any action being required by the holder of such share and whether or not the certificates representing such share are surrendered to the Company or its transfer agent, the Preferred Share shall automatically be converted into Ordinary Shares upon the closing of a Qualified Public Offering, based on the then-effective Conversion Price.

(ii)                                  The Company shall not be obligated to issue certificates for any Ordinary Shares issuable upon the automatic conversion of any Preferred Shares unless the certificate or certificates evidencing such Preferred Shares is either delivered as provided below to the Company or any transfer agent for the Preferred Shares, or the holder notifies the Company or its transfer agent that such certificate has been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificate. The Company shall, as soon as practicable after receipt of certificates for the Preferred Shares, or satisfactory agreement for indemnification in the case of a lost certificate, promptly issue the relevant number of Ordinary Shares to such holder by making the relevant entries in the Register of Members, and issue and deliver at its office to the holder thereof a certificate or certificates for the number of Ordinary Shares to which the holder is entitled. No fractional Ordinary Shares shall be issued upon conversion of the Preferred Shares, and the number of Ordinary Shares to be so issued to a holder of converting Preferred Shares (after aggregating all fractional Ordinary Shares that would be issued to such holder) shall be rounded to the nearest whole share (with one-half being rounded upward). Any person entitled to receive Ordinary Shares issuable upon the automatic conversion of the Preferred Shares shall be treated for all purposes as the record holder of such Ordinary Shares on the date such person’s name is entered into the Register of Members.

(c)                                  Mechanics of Conversion. The conversion hereunder of any Preferred Share (the “Conversion Share”) shall be effected in the following manner:

(i)                                     The Company shall redeem the Conversion Share for aggregate consideration (the “Redemption Amount”) equal to (a) the aggregate par value of any capital shares of the Company to be issued upon such conversion and (b) the aggregate value, as determined by the Board, of any other assets which are to be distributed upon such conversion.

(ii)                                  Concurrent with the redemption of the Conversion Share, the Company shall apply the Redemption Amount for the benefit of the holder of the Conversion Share to pay for any capital shares of the Company issuable, and any other assets distributable, to such holder in connection with such conversion. For purposes of the repurchase or redemption, the Directors may, subject to the Company being able to pay its debts in the ordinary course of business, make payments out of its capital.

(iii)                               Upon application of the Redemption Amount, the Company shall issue to the holder of the Conversion Share all capital shares issuable, and distribute to such holder all other assets distributable, upon such conversion.

(d)                                 Adjustments to Conversion Price.

(i)                                    Adjustment for Share Splits and Combinations. If the Company shall at any time, or from time to time, effect a subdivision of the outstanding Ordinary Shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately decreased. Conversely, if the Company shall at any time, or from time to time, combine the outstanding Ordinary Shares into a smaller number of shares, the Conversion Price in effect immediately prior to the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

(ii)                                Adjustment for Ordinary Share Dividends and Distributions. If the Company makes (or fixes a record date for the determination of holders of Ordinary Shares entitled to receive) a dividend or other distribution to the holders of Ordinary Shares payable in additional Ordinary Shares, the Conversion Price then in effect shall be decreased as of the time of such issuance (or in the event such record date is fixed, as of the close of business on such record date) by multiplying such Conversion Price then in effect by a fraction (i) the numerator of which is the total number of Ordinary Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which is the total number of Ordinary Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of Ordinary Shares issuable in payment of such dividend or distribution.

(iii)                            Adjustments for Other Dividends. If the Company at any time, or from time to time, makes (or fixes a record date for the determination of holders of Ordinary Shares entitled to receive) a dividend or other distribution payable in securities of the Company other than Ordinary Shares or Ordinary Share Equivalents, then, and in each such event, provision shall be made so that, upon conversion of any Preferred Share thereafter, the holder thereof shall receive, in addition to the number of Ordinary Shares issuable thereon, the amount of securities of the Company which the holder of such share would have received had the Preferred Shares been converted into Ordinary Shares immediately prior to such event, all subject to further adjustment as provided herein.

(iv)                              Reorganizations, Mergers, Consolidations, Reclassifications, Exchanges, Substitutions. If at any time, or from time to time, any capital reorganization or reclassification of the Ordinary Shares (other than as a result of a share dividend, subdivision, split or combination otherwise treated above) occurs or the Company is consolidated, merged or amalgamated with or into another Person (other than a consolidation, merger or amalgamation treated as a Liquidation Event), then in any such event, provision shall be made so that, upon conversion of any Preferred Share thereafter, the holder thereof shall receive the kind and amount of shares and other securities and property which the holder of such share would have received had the Preferred Shares been converted into Ordinary Shares on the date of such event, all subject to further adjustment as provided herein, or with respect to such other securities or property, in accordance with any terms applicable thereto.

(v)                                  Sale of Shares below the Conversion Price.

(A)                               Broad Weighted Average Basis Adjustment. If, after the Preferred Shares Original Issue Date, the Company shall issue Additional Equity Securities for a consideration per share less than the applicable Conversion Price in effect on the date of and immediately prior to such issuance, then and in such event, the applicable Conversion Price shall be reduced concurrently with such issuance, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1 * (A + B) / (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

CP2 shall mean the applicable Conversion Price in effect immediately after such issue of Additional Equity Securities;

CP1 shall mean the applicable Conversion Price in effect immediately prior to such issue of Additional Equity Securities;

“A” shall mean the number of Ordinary Shares outstanding immediately prior to such issue of Additional Equity Securities, treating for this purpose as outstanding all Ordinary Shares issuable upon exercise of options outstanding immediately prior to such issue or upon conversion or exchange of Equity Securities (including the Preferred Shares) outstanding immediately prior to such issue;

“B”   shall mean the number of Ordinary Shares that would have been issued if such Additional Equity Securities had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Company in respect of such issue by CP1); and

“C” shall mean the number of such Additional Equity Securities issued in such transaction.

(B)                               Determination of Consideration. For the purpose of making any adjustment to any Conversion Price or the number of Ordinary Shares issuable upon conversion of the Preferred Shares, as provided above:

(1)                                 To the extent it consists of cash, the consideration received by the Company for any issue or sale of securities shall be computed at the net amount of cash received by the Company after deduction of any underwriting or similar commissions, compensations, discounts or concessions paid or allowed by the Company in connection with such issue or sale;

(2)                                 To the extent it consists of property other than cash, consideration other than cash received by the Company for any issue or sale of securities shall be computed at the fair market value thereof (as determined in good faith by the Board, including the consent of all of the Preferred Directors), as of the date of the adoption of the resolution specifically authorizing such issue or sale, irrespective of any accounting treatment of such property; and

(3)                                 If Additional Equity Securities or Ordinary Share Equivalents exercisable, convertible or exchangeable for additional Ordinary Shares are issued or sold together with other stock or securities or other assets of the Company for consideration which covers both, the consideration received for the Additional Equity Securities or such Ordinary Share Equivalents shall be computed as that portion of the consideration received (as determined in good faith by a majority of the Board) to be allocable to such Additional Equity Securities or Ordinary Share Equivalents.

(C)                               No Exercise. If all of the rights to exercise, convert or exchange any Additional Equity Securities or Ordinary Share Equivalents shall expire without any of such rights having been exercised, the Conversion Price as adjusted upon the issuance of such Additional Equity Securities or Ordinary Share Equivalents shall be readjusted to the Conversion Price which would have been in effect had such adjustment been made.

(vi)                              Other Dilutive Events. In case any event shall occur as to which the other provisions of this Section 4 of Schedule A are not strictly applicable, but the failure to make any adjustment to any Conversion Price would not fairly protect the conversion rights of the applicable series of Preferred Shares in accordance with the essential intent and principles hereof, then, in each such case, the Company, in good faith, shall determine the appropriate adjustment to be made, on a basis consistent with the essential intent and principles established in this Section 4 of Schedule A necessary to preserve, without dilution, the conversion rights of such series of Preferred Shares.

(vii)                          Certificate of Adjustment. In the case of any adjustment or readjustment of a Conversion Price, the Company, at its sole expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of such Preferred Shares at such holder’s address as shown in the Company’s books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the consideration received or deemed to be received by the Company for any additional Ordinary Shares issued or sold or deemed to have been issued or sold, (ii) the number of additional Ordinary Shares issued or sold or deemed to be issued or sold, (iii) the Conversion Price in effect before and after such adjustment or readjustment, and (iv) the number of Ordinary Shares and the type and amount, if any, of other property which would be received upon conversion of such Preferred Shares after such adjustment or readjustment.

(viii)                      Notice of Record Date. In the event the Company shall propose to take any action of the type or types requiring an adjustment to a Conversion Price or the number or character of the Preferred Shares as set forth herein, the Company shall give notice to the holders of the Preferred Shares, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable upon the occurrence of such action or deliverable upon the conversion of Preferred Shares. In the case of any action which would require the fixing of a record date, such notice shall be given at least twenty (20) days prior to the date so fixed, and in the case of all other actions, such notice shall be given at least thirty (30) days prior to the taking of such proposed action.

(ix)                              Reservation of Shares Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued Ordinary Shares, solely for the purpose of effecting the conversion of the Preferred Shares, such number of its Ordinary Shares as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Shares. If at any time the number of authorized but unissued Ordinary Shares shall not be sufficient to effect the conversion of all then outstanding Preferred Shares, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Ordinary Shares to such number of shares as shall be sufficient for such purpose.

(x)                                  Notices. Any notice required or permitted pursuant to this Section 4 of Schedule  A shall be given in writing and shall be given either personally or by sending it by next-day or second-day courier service, fax, electronic mail or similar means to each holder of record at the address of such holder appearing on the books of the Company. Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, prepaying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a confirmation of delivery, and to have been effected at the expiration of two (2) days after the letter containing the same is sent as aforesaid. Where a notice is sent by fax or electronic mail, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organization, with a written confirmation of delivery, and to have been effected on the day the same is sent as aforesaid.

(xi)                              Mechanics of Conversion.

(A)                               Conversions made pursuant to this Section 4(d) of Schedule A shall be made by way of redemption of the relevant Preferred Shares and issue of the relevant number of Ordinary Shares determined in accordance with the above sections (“Conversion Shares”). Upon conversion, such Preferred Shares shall be cancelled and all rights with respect to such Preferred Shares, including the rights, if any, to receive dividends, notices and to vote, shall immediately cease and terminate, except for the right of the holders thereof to receive the Conversion Shares. Any Preferred Shares converted by way of redemption shall be cancelled and the amount of the Company’s issued share capital shall be diminished by the par value of those Preferred Shares accordingly; but each conversion of the Preferred Shares shall not be taken as reducing the amount of the Company’s authorized share capital.

(B)                               Provided that the total nominal par value of the Preferred Shares being converted is equal to the nominal par value of the Ordinary Shares into which they convert, the Company may, by resolution of the Board, redesignate the Preferred Shares into Ordinary Shares. Upon such resolution, each such Preferred Share to be converted shall be redesignated as an Ordinary Share with the rights, privileges, terms and obligations of such Ordinary Shares and the converted Preferred Share shall henceforth form part of the Ordinary Share class into which it has been converted (and shall cease to form part of the class of the Preferred Shares from which it has converted for all purposes hereof).

(xii)                           Payment of Taxes. The Company will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of Ordinary Shares upon conversion of Preferred Shares, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of Ordinary Shares in a name other than that in which the Preferred Shares so converted were registered.

5.                                      Redemption

(a)           (i)                                 Subject to the provisions of the Statute, the Memorandum and the Articles, shares may be issued on the terms that they are, or at the option of the Company or the holder are, to be redeemed on such terms and in such manner as the Company, before the issue of the shares, may by resolution determine.

(ii)                                  Subject to the provisions of the Statute, the Memorandum and the Articles, the Company may purchase its own shares (including fractions of a share), including any redeemable shares, provided that the manner of purchase has first been authorized by the Company in general meeting (unless the redemption is in respect of the Preferred Shares in accordance with the provisions of these Articles) and may make payment therefore in any manner authorized by the Statute, including out of capital.

(iii)                               Notwithstanding any provisions to the contrary in this Schedule A, the Preferred Shares shall be redeemable at the option of holders of the Preferred Shares as provided herein:

(1)                                 Optional Redemption Date.

If (i) the Company has not consummated a Qualified Public Offering within forty eight (48) months from the Original Series D-2 Issue Date, (ii) there is any material breach by any of the Group Companies or the Founders of any of their representations, warranties, covenants or other obligations under the Transaction Documents (as defined in the applicable Share Purchase Agreement), which has not been cured within ninety (90) days after such breach, or (iii) any other shareholder of the Company requests the Company to redeem all or portion of any outstanding shares held by such shareholder pursuant to the Memorandum and the Articles of Association of the Company (as amended from time to time), upon the earliest occurrence of (i), (ii) or (iii), each holder of Preferred Shares may require that the Company redeems all or any part of the then outstanding Preferred Shares held by such holder in accordance with the following terms in writing (the “Redemption Notice”). Following receipt of the Redemption Notice, the Company shall within fifteen (15) business days give written notice to each other holder of record of a Preferred Share, at the address last shown on the records of the Company for such holder(s), notifying such holders of the Redemption Notice and of their right to participate in such redemption. Such notice shall indicate that the holders of the Preferred Shares have elected redemption of all or part of the Preferred Shares pursuant to the provisions of this Section 5(a)(iii)(1) of Schedule A, shall specify the redemption date, and shall direct the holders of such shares to submit their share certificates to the Company on or before the scheduled redemption date.

(2)                                 Redemption Price.

With respect to each Series D Holder, Series C Holder, each Series B Holder and each Series A-1 Holder, the redemption price for each Series D Preferred Shares, Series C Preferred Shares, each Series B Preferred Shares and/or Series A-1 Preferred Share redeemed pursuant to Section 5(a)(iii)(1) of Schedule A shall be equal to the greater of (i) and (ii) below (adjusted for any share splits, share dividends, combinations, recapitalizations or similar transactions) (the “Series D, Series C, Series B and Series A-1 Redemption Price”):

(i)             an amount equals to:

IP×(1.08)N + D, where

IP= the applicable Preferred Shares Issue Price (as adjusted for share subdivision, share dividends, consolidations, recapitalizations and similar events),

N= a fraction, the numerator of which is the number of calendar days between the applicable Preferred Shares Original Issue Date and the Redemption Closing and the denominator of which is 365,

D = all declared or accrued but unpaid dividends thereon up until the Redemption Closing; or

( )             the fair market value of each Preferred Share redeemed pursuant to Section 5(a)(iii)(1) of Schedule A as of the date of Redemption Notice. The fair market value of such Preferred Share shall be determined by an independent third party appraisal firm, exclusive of liquidity or minority ownership discounts, which shall be mutually agreed by the Company and the Preferred Majority.

With respect to each Series Seed Holder and each Series A Holder, the redemption price for each Series Seed Preferred Share and/or Series A Preferred Share redeemed pursuant to Section 5(a)(iii)(1) shall be equal to the greater of (i) and (ii) below (adjusted for any share splits, share dividends, combinations, recapitalizations or similar transactions) (the “Series Seed and Series A Redemption Price”, collectively with the Series D, Series C, Series B and Series A-1 Redemption Price, the “Redemption Price”):

(i)             an amount equals to:

IP×(1.06)N + D, where

IP= the applicable Preferred Shares Issue Price (as adjusted for share subdivision, share dividends, consolidations, recapitalizations and similar events),

N= a fraction, the numerator of which is the number of calendar days between the applicable Preferred Shares Original Issue Date and the Redemption Closing and the denominator of which is 365,

D = all declared or accrued but unpaid dividends thereon up until the Redemption Closing; or

(i)             the fair market value of each Preferred Share redeemed pursuant to Section 5(a)(iii)(1) of Schedule A as of the date of Redemption Notice. The fair market value of such Preferred Share shall be determined by an independent third party appraisal firm, exclusive of liquidity or minority ownership discounts, which shall be mutually agreed by the Company and the Preferred Majority.

(3)                                 Procedure.

The closing (the “Redemption Closing”) of the redemption of any Preferred Share pursuant to this Section 5(a)(iii)(3) of Schedule A will take place within one hundred and twenty (120) days of the date of the Redemption Notice at the offices of the Company, or such earlier date or other place as each holder of Preferred Shares requesting for redemption pursuant to this Section 5(a)(iii) of Schedule A (the “Redeeming Preferred Shareholder”) and the Company may mutually agree in writing. At the Redemption Closing, subject to applicable law, the Company will, from any source of assets or funds legally available therefor, redeem each Preferred Share by paying in cash therefor the Redemption Price against surrender by such Redeeming Preferred Shareholder at the Company’s principal office of the certificate representing such share. From and after the Redemption Closing in full, subject to the Redeeming Preferred Shareholder having received in full the Redemption Price from the Company, all rights of the Redeeming Preferred Shareholder will cease with respect to such Preferred Share. Any such Preferred Shares redeemed in accordance with this Section 5 shall be cancelled and the amount of the Company’s issued share capital shall be diminished by the par value of these Preferred Shares accordingly, but each such redemption shall not be taken as reducing the amount of the Company’s authorized share capital.

(b)                            Insufficient Funds. If the Company’s assets or funds which are legally available on the date that any redemption payment under this Section 5 of Schedule A is due are insufficient to pay in full all redemption payments to be paid at the Redemption Closing, or if the Company is otherwise prohibited by applicable law from making such redemption, those assets or funds which are legally available shall be used to the extent permitted by applicable law to pay all redemption payments due on such date as follows: (i) first against each Series D Preferred Share requested for redemption by the Redeeming Preferred Shareholders in a pro-rata manner in accordance with the relative full amounts owed thereon, (ii) only after the payment in full of the Redemption Price for each Series D Preferred Share requested for redemption by the Redeeming Preferred Shareholders, then against each Series C Preferred Share requested for redemption by the Redeeming Preferred Shareholders in a pro-rata manner in accordance with the relative full amount owed thereon, (iii) only after the payment in full of the Redemption Price for each Series D Preferred Share and Series C Preferred Share requested for redemption by the Redeeming Preferred Shareholders, then against each Series B Preferred Share requested for redemption by the Redeeming Preferred Shareholders in a pro-rata manner in accordance with the relative full amount owed thereon, (iv) only after the payment in full of the Redemption Price for each Series D Preferred Share, Series C Preferred Share and Series B Preferred Share requested for redemption by the Redeeming Preferred Shareholders, then against each Series A-1 Preferred Share requested for redemption by the Redeeming Preferred Shareholders in a pro-rata manner in accordance with the relative full amount owed thereon, (v) only after the payment in full of the Redemption Price for each Series D Preferred Share, Series C Preferred Share, Series B Preferred Share and Series A-1 Preferred Share requested for redemption by the Redeeming Preferred Shareholders, then against each Series A Preferred Share requested for redemption by the Redeeming Preferred Shareholders in a pro-rata manner in accordance with the relative full amount owed thereon, (vi) only after the payment in full of the Redemption Price for each Series D Preferred Share, Series C Preferred Share, Series B Preferred Share, Series A-1 Preferred Share and Series A Preferred Share requested for redemption by the Redeeming Preferred Shareholders, then against each Series Seed Preferred Share requested for redemption by the Redeeming Preferred Shareholders in a pro-rata manner in accordance with the relative full amount owed thereon (the “Redemption Preference”), and the shortfall shall be paid and applied from time to time out of legally available funds immediately as and when such funds become legally available in accordance with the Redemption Preference. Without limiting any rights of the holders of Preferred Shares which are set forth in these Articles, or are otherwise available under law, the balance of any shares subject to redemption hereunder with respect to which the Company has become obligated to pay the redemption payment but which it has not paid in full shall continue to have all the powers, designations, preferences and relative participating, optional, and other special rights (including, without limitation, rights to accrue dividends) which such shares had prior to such date, until the redemption payment has been paid in full with respect to such shares.

6.                                      Acts of the Company

So long as there are any Preferred Shares outstanding, in addition to any other vote or consent required elsewhere in the Shareholders Agreement, the Articles or by any applicable statute, the following acts of the Company, whether by operation of a merger, consolidation, reorganization or otherwise, shall require the prior written approval of the Preferred Majority, and in the event that any such act set forth below is, by the Companies Law of the Cayman Islands (as amended) and every statutory modification or re-enactment thereof for the time being in effect, required to be determined by shareholders of the Company, the consent of the Preferred Majority shall be deemed obtained if the act is approved at a general meeting of the Company with the affirmative vote of the Preferred Majority, or by way of a written resolution signed by the Preferred Majority (the term “Company” means, for the purpose of this Section 6 of  Schedule A, the Company itself as well as any other Group Company, to the extent and where applicable):

(i)                                                                       any alteration or amendment to the Memorandum and Articles of Association, the Shareholders Agreement or any other constitutional documents of any Group Company;

(ii)                                                                    any action that increases, reduces or cancels the authorized number of any class or series of shares of the Company, or the number of the authorized or issued share capital of any Group Company, or that authorizes, creates, issues, or repurchases, redeems, or retires any shares or securities convertible into or carrying a right of subscription in respect of shares or any share warrants, or grant or issue any options, warrants, or rights which may require the issue of shares in the future, or any other action which has the effect of diluting or reducing the effective shareholding of the Investors in the Company, with the exception of the issuance of Series D-2 Preferred Shares as contemplated under the Series D-2 Share Purchase Agreement;

(iii)                                                                 any termination, amendment or waiver of the series of documents through which the PRC Subsidiary acquires the control of the other PRC companies;

(iv)                                                                any sale, pledge, transfer, disposal or dilution of the Company’s direct or indirect equity interests in any other Group Company;

(v)                                                                   any approval of transfer of shares or equity interests in any Group Company (other than transfer of shares of the Company by any Preferred Holders (as defined in the Shareholders Agreement) permitted under Section 4.10 of the Shareholders Agreement);

(vi)                                                                any termination or suspension of, or material change to the principal business of any Group Company as currently conducted;

(vii)                                                             any distribution of profits amongst the shareholders by way of dividend (interim or otherwise), capitalization of reserves or otherwise, and any change of profit distribution policy;

(viii)                                                          any increase or decrease of the authorized size of the Board or the board of any Group Company or a committee thereof, or any amendment of the rules for appointing directors or committee members as provided herein;

(ix)                                                                the adoption, amendment or termination of the employee share incentive plan, or other equity incentive, purchase, or participation plans for the benefit of any employees, officers, directors, contractors, advisors or consultants of any Group Company, any issuance thereunder, and any increase of the total number of equity securities reserved for issuance thereunder;

(x)                                                                   the appointment or removal of the Auditors of any Group Company, or any change in the accounting and financial policies or the fiscal year of the Company;

(xi)                                                                any transaction(s) out of the ordinary course of business of any Group Company, with value in excess of RMB3,000,000 individually or RMB15,000,000 in the aggregate through a series of related transactions during any fiscal year, whether as to the incurrence of capital commitment or capital expenditure, or the purchase or acquisition or lease of any assets or real property, or otherwise; provided, however, any amount contained in the annual budget duly approved by the Board shall not be included in the calculation of the amount threshold in this Section 6 of Schedule A. For the avoidance of doubt, any transaction(s) out of the ordinary course of business of any Group Company that is within the amount contained in such annual budget shall not be subject to this Section 6(xii) of Schedule A;

(xii)                                                             incurrence of indebtedness of any borrowed money or obtaining any financial facilities, or the extension of any loan or advance, or guarantee for indebtedness to, any other entity or person other than to a Group Company, provided that the amount of any aforesaid transaction exceeds RMB10,000,000 individually or in the aggregate through a series of related transactions during any fiscal year;

(xii)                                                             any creation, issuance or incurrence of any indemnity, debenture, security interest, lien, charge or other encumbrance on all or any part of the business, assets or rights of any Group Company;

(xiii)                                                          any sale, transfer or other disposal of all or a part of the business, goodwill or assets out of the ordinary course of business of any Group Company and in excess of RMB10,000,000 of any Group Company, or any license or authorization to third party or other disposal of any business operation right or intellectual property or technology (except for the licenses or authorizations which already existed as at the date hereof and as set forth in the Disclosure Schedule of the Series D-2 Share Purchase Agreement or are necessary or mandatory in the ordinary course of business) owned by any Group Company;

(xiv)                                                         any consolidation or merger with or into any other business entity, the liquidation, dissolution, restructuring, bankruptcy, winding up or initiation of similar proceedings of any Group Company, or application for the appointment of a receiver, manager, judicial manager or officer with similar functions, or any action that results in any Trade Sale (as defined in the Shareholders Agreement);

18

(xvi)                                                         approval of or any change to terms of any transaction between any Group Company and any director, officer, employee or shareholder of any Group Company or any Affiliate of any of them, except for those transactions between any Group Company and the Zimi Communication Technology (Jiangsu) Co., Ltd. (紫米通讯技术(江苏)有限公司) or the Jiangsu Zimi Electronic Technology Co., Ltd.(江苏紫米电子技术有限公司)in relation to the Principal Business (as defined in the Series D-2 Share Purchase Agreement) with an amount lower than US$6,200,000, or conducted in arms-length in the ordinary course of business of such Group Company, provided that entering into any contract or arrangement that contains provisions on exclusivity or similar rights restricting any Group Company to conduct its Principal Business shall require the prior written approval of the holders of more than fifty percent (50%) the issued and outstanding Ordinary Shares and the holders of at least two-thirds (2/3) of the issued and outstanding Preferred Shares (voting as a single class on an as-converted basis) (which, for avoidance of doubt, shall include the Preferred Majority);

(xvii)                                                      any investment in excess of RMB3,000,000 individually or RMB15,000,000 in the aggregate through a series of related transactions during any fiscal year in any other entities, or the establishment of any brands for companies other than the Group Companies. Notwithstanding of the foregoing, Alibaba’s consent shall not be required for any investment of less than RMB10,000,000 individually or less than RMB20,000,000 in the aggregate through a series of related transactions during any fiscal year in any other entities, provided, however, that prior to such action being taken, the Company shall, and the Founder Parties shall procure that the Company shall, consult Alibaba in good faith regarding the same;

(xviii)                                                   any purchase or leasing of real property by the Company in excess of RMB15,000,000 individually or in the aggregate through a series of related transactions during any fiscal year; provided, however, any amount contained in the annual budget duly approved by the Board shall not be included in the calculation of the amount threshold in this Section 6 (xix) of Schedule A. For the avoidance of doubt, any purchase or leasing of real property by the Company that is within the amount contained in such annual budget shall not be subject to this Section 6 (xix) of Schedule A;

(xix)                                                         adoption or amendment of the Company’s annual business plan, annual budget or annual final accounts. Notwithstanding of the foregoing, Alibaba’s consent shall not be required for adoption or amendment of the Company’s annual business plan or annual budget, provided, however, that prior to such action being taken, the Company shall, and the Founder Parties shall procure that the Company shall, consult Alibaba in good faith regarding the same;

(xx)                                                            establishment of any joint venture, partnership with any third party, establishment of, winding up or sale of any subsidiary that is not wholly owned by any Group Company. Notwithstanding of the foregoing, Alibaba’s consent shall not be required for establishment of any joint venture, partnership with any third party, establishment of, winding up or sale of any subsidiary that is not wholly owned by any Group Company with a total investment of less than RMB10,000,000 individually or less than RMB20,000,000 in the aggregate (through a series of related transactions during any fiscal year), provided, however, that prior to such action being taken, the Company shall, and the Founder Parties shall procure that the Company shall, consult Alibaba in good faith regarding the same;

(xxi)                                                         initiate, waive, compromise or settle any dispute, claim, litigation or arbitration involving claims of more than RMB5,000,000;

(xxii)                                                      any amendment or change of the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of the Preferred Shares;

(xxiii)                                                   appointment or change of underwriters, accountants, legal counsels or listing securities exchanges of the public offering of the equity securities of the Company, or approval of the valuation or scheme of the public offering of the equity securities of the Company.

Notwithstanding anything to the contrary contained herein, where any act listed in clauses (i) through (xxiv) requires the approval of the Members of the Company in accordance with the Statute, and if the Members vote in favor of such act but the approval of the Preferred Majority has not yet been obtained, the holders of the Preferred Shares who vote against such act at a meeting of the shareholders in aggregate shall have the voting rights equal to the aggregate voting power of all the shareholders who voted in favor of such act plus one.

After the completion of the Qualified Public Offering, the protective provisions set forth in this Section 6 of  Schedule A shall be automatically terminated, and the Company shall follow the provisions of the Statute and the then effective Memorandum and Articles of Association.

7.                                      Appointment and Removal of Directors

(a)                                 There shall be a Board consisting of not more than twelve (12) persons, unless increased or decreased by a resolution adopted by the Board and with the consent required pursuant to Section 6 of Schedule A.

(b)                                 All Directors shall be elected as below:

(i)                                For so long as the Preferred Shares or Ordinary Shares issuable upon conversion of the Preferred Shares held by Shunwei is no less than five percent (5%) of the total number of issued and outstanding Ordinary Shares of the Company (calculated on an as-converted and fully-diluted basis), it shall be entitled to nominate and elect one (1) Director (“Shunwei Director”) to the Board, and shall also be entitled to remove the Director occupying such position and to fill any vacancy caused by the resignation, death or removal of any Director occupying such position;

(ii)                             For so long as the Preferred Shares or Ordinary Shares issuable upon conversion of the Preferred Shares held by People Better is no less than five percent (5%) of the total number of issued and outstanding Ordinary Shares of the Company (calculated on an as-converted and fully-diluted basis), it shall be entitled to nominate and elect one (1) Director (“PB Director”) to the Board, and shall also be entitled to remove the Director occupying such position and to fill any vacancy caused by the resignation, death or removal of any Director occupying such position;

(iii)                          For so long as the Preferred Shares or Ordinary Shares issuable upon conversion of the Preferred Shares collectively held by Crystal Stream and HH RSV is no less than five percent (5%) of the total number of issued and outstanding Ordinary Shares of the Company (calculated on an as-converted and fully-diluted basis), they shall be entitled to collectively nominate and elect one (1) Director (“Crystal & HH Director”) to the Board, and shall also be entitled to remove the Director occupying such position and to fill any vacancy caused by the resignation, death or removal of any Director occupying such position(s);

(iv)                         For so long as the Preferred Shares or Ordinary Shares issuable upon conversion of the Preferred Shares held by Beautyworks is no less than five percent (5%) of the total number of issued and outstanding Ordinary Shares of the Company (calculated on an as-converted and fully-diluted basis), it shall be entitled to nominate and elect one (1) Director (“Beautyworks Director”) to the Board, and shall also be entitled to remove the Director occupying such position and to fill any vacancy caused by the resignation, death or removal of any Director occupying such position;

(v)                            For so long as (A) the Preferred Shares or Ordinary Shares issuable upon conversion of the Preferred Shares held by SBVA is no less than five percent (5%) of the total number of issued and outstanding Ordinary Shares of the Company (calculated on an as-converted and fully-diluted basis), or (B) SBVA continues to hold at least a majority of all the Series C-1 Preferred Shares then outstanding, it shall be entitled to nominate and elect one (1) Director (“SBVA Director”) to the Board, and shall also be entitled to remove the Director occupying such position and to fill any vacancy caused by the resignation, death or removal of any Director occupying such position;

(vi)                         For so long as (A) the Preferred Shares or Ordinary Shares issuable upon conversion of the Preferred Shares held by CMC is no less than eighty percent (80%) of the total number of Shares initially subscribed by it at Original Series D-1 Issue Date, and (B) CMC does not invest in those companies that directly compete against the Company, their respective Affiliates and successors (collectively, the “Company Competitors” and each, a “Company Competitor”) as listed in Part A of Exhibit D of the Shareholders Agreement (which list may be updated from time to time pursuant to Section 4.10 of the Shareholders Agreement), it shall be entitled to nominate and elect one (1) director (the “CMC Director”) to the Board, and shall also be entitled to remove the Director occupying such position and to fill any vacancy caused by the resignation, death or removal of any Director occupying such position;

(vii)                      For so long as (A) the beneficial ownership percentage of Alibaba in the Company is no less than that of Alibaba Group Holding Limited and any entities Controlled by it (collectively, the “AGH Entities” and for the avoidance of doubt, the AGH Entities shall not include Ant Group Co., Ltd. and any entities Controlled by it) in any of the Company Competitors as listed in Part B of Exhibit D of the Shareholders Agreement, their respective Affiliates and successors (collectively, the “Major Company Competitors” and each, a “Major Company Competitor”) (in each case, calculated on an as-converted and fully-diluted basis), provided, however, that the foregoing requirement under this sub-section (A) shall otherwise be deemed to be met if any failure of such requirement being met is caused by: (i) the beneficial ownership of Alibaba in the Company being diluted as a result of the Company’s equity financing; or (ii) the beneficial ownership of the AGH Entities in any of the Major Company Competitors being increased due to reasons not attributable to the AGH Entities, (B) the director appointed by Alibaba does not serve as director or senior management in any of the Major Company Competitors, and (C) Alibaba does not sell, transfer or dispose of more than two-thirds (2/3) of the total number of Shares held by it immediately after the Closing (as defined in the Series D-2 Share Purchase Agreement), it shall be entitled to nominate and elect one (1) director (the “Alibaba Director”, together with the Shunwei Director, the PB Director, the Beautyworks Director, the Crystal & HH Director, the SBVA Director and the CMC Director, the “Preferred Directors”) to the Board, and shall also be entitled to remove the Director occupying such position and to fill any vacancy caused by the resignation, death or removal of any Director occupying such position;

(viii)                   The Founder Holdco shall be entitled to nominate and elect five (5) Directors (the “Ordinary Directors”) to the Board, and shall also be entitled to remove any Director occupying such position(s) and to fill any vacancy caused by the resignation, death or removal of any Director occupying such position(s), provided that, (A) as long as CAI Guangyuan (蔡光渊) continues to serve as a director in the Board, he shall be entitled to four (4) votes for the purpose of any Board meeting or written Board resolutions; and (B) the number of Ordinary Directors shall be limited to four (4) unless the holder of the majority of the Series D-2 Preferred Shares has appointed a director to the Board.

(c)                                  Any vacancy on the Board occurring because of the death, resignation or removal of a Director elected by the appoint shareholder pursuant to Section 7(b) of Schedule A shall be filled by the vote or written consent of such appointing shareholder pursuant to Section  7(b) of Schedule A. At any meeting held for the purpose of electing a director, the presence in person or by proxy of the holders of a majority of the outstanding shares of the class or series entitled to elect such director shall constitute a quorum for the purpose of electing such director.

(d)                                 Any director elected as provided in the preceding sentence may be removed without cause by, and only by, the affirmative vote of the holders of the shares of the class or series entitled to elect such director or directors. A vacancy in any directorship filled by the holders of any class or series shall be filled only by the affirmative vote of the holders of such class or series. If the holders of Preferred Shares and/or Ordinary Shares, as the case may be, fail to elect a sufficient number of directors to fill all directorships for which they are entitled to elect directors, voting exclusively and as a separate class, pursuant to Section 7(b) of Schedule A, then any directorship not so filled shall remain vacant until such time as the holders of the Preferred Shares and/or Ordinary Shares, as the case may be, elect a person to fill such directorship; and no such directorship may be filled by shareholders of the Company other than by the shareholders of the Company that are entitled to elect a person to fill such directorship, voting exclusively and as a separate class.

(e)                                  BRV is entitled to appoint and remove one (1) Board observer, and Sky9 is entitled to appoint and remove one (1) Board observer, and Carlyle is entitled to appoint and remove one (1) Board observer, and BOCI Financial Products Limited is entitled to appoint and remove one (1) Board observer, to attend all meetings of the Board of the Company (whether in person, by telephone or other means) in a non-voting observer capacity (each a “Board Observer”, and together, the “Board Observers”). If Shunwei shall cease to be entitled to appoint a Director of the Company in accordance with Section 7(b)(i) of Schedule A, it shall be entitled to appoint a Board Observer. If People Better shall cease to be entitled to appoint a Director of the Company in accordance with Section 7(b)(ii)  of Schedule A, it shall be entitled to appoint a Board Observer. If Crystal Stream and HH RSV shall cease to be entitled to jointly appoint a Director of the Company in accordance with Section 7(b)(iii) of Schedule A, HH RSV shall be entitled to appoint a Board Observer. If Beautyworks shall cease to be entitled to appoint a Director of the Company in accordance with Section 7(b)(iv) of Schedule A, it shall be entitled to appoint a Board Observer. If SBVA shall cease to be entitled to appoint a Director of the Company in accordance with Section 7(b)(v)  of Schedule A, it shall be entitled to appoint a Board Observer. If CMC shall cease to be entitled to appoint a director of the Company in accordance with Section 7(b)(vi) of Schedule A because the Preferred Shares or Ordinary Shares issuable upon conversion of the Preferred Shares held by CMC is less than eighty percent (80%) of the total number of Shares initially subscribed by it at Original Series D-1 Issue Date, it shall be entitled to appoint a Board Observer. If Alibaba shall cease to be entitled to appoint a director of the Company in accordance with Section 7(b)(vii) of Schedule A, it shall be entitled to appoint a Board Observer. The Board Observers shall be entitled to receive notices, minutes, and all other materials in relation to the meetings that each of the Company provide to other members of the Board, provided, however, that such Board Observers shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and, provided further, that the Company reserves the right to withhold any information and to exclude such Board Observers from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel.